Exhibit 99.5

MASTER PROGRAM AGREEMENT

BETWEEN

FUJI XEROX CO., LTD.

AND

XEROX CORPORATION

CONFIDENTIAL

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Master Program Agreement	XC/FX Confidential
Signature Version	Controlled Distribution

TABLE OF CONTENTS

PART A
A1.	Purpose	6
A2.	Definitions	6
A3.	Priority and Structure of Agreements	9
A4.	Intellectual Property	11
A5.	Export Control and Physical Security	12
A6.	Term	12
A7.	Compliance with Laws and Regulations	13
A8.	Force Majeure	13
A9.	Indemnity	14
A10.	Limitation of Liability	15
A11.	Waiver	15
A12.	Attorneys Fees	15
A13.	Dispute Resolution	15
A14.	Tax	16
A15.	Severability	18
A16.	Confidentiality	18
A17.	Applicable Law	19
A18.	Entire Agreement	20
A19.	Headings	20
A20.	Controlling Language	20
A21.	Assignment	20
A22.	Notice	20
A23.	Survival	21

PART B
B1.	Purpose and Scope of Part B of the MPA	24
B2.	Roles and Responsibilities	24
B3.	Milestone Schedule	24
B4.	Program Management	25
B5.	Specification and Change during development phase	25
B6.	Exclusive Features	26
B7.	Exclusive Tooling	27
B8.	Deliverables	28
B9.	Sales and Purchase of Prototypes and Preproduction Units	29
B10.	Payment Terms	30
B11.	Manufacturing and Quality Plan	31
B12.	Warranty for Preproduction Units	31
B13.	Licensed Software	31
B14.	Terms and Termination of a PSA-D	32

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Master Program Agreement	XC/FX Confidential
Signature Version	Controlled Distribution

TABLE OF CONTENTS

(CONTINUED)

PART C
C1.	Purpose and Scope of Part C of the MPA	36
C2.	Reference Documents	36
C3.	Exclusive Features	36
C4.	Pricing and Payment Terms	37
C5.	Trade Terms	38
C6.	Supply and Demand Rules	38
C7.	End of Life/Discontinuance	38
C8.	Specification and Change	39
C9.	Manufacturing and Quality Control	41
C10.	Remanufacturing and Domestication	42
C11.	Servicing and Documentation	43
C12.	Exclusive Tooling	45
C13.	Engineering Work and Support	45
C14.	Warranty	45
C15.	Licensed Software	46
C16.	Terms and Conditions to be applied to purchase orders for Production Units issued prior to executing PSA-P	51
C17.	Terms and Termination of a PSA-P	51

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Master Program Agreement	XC/FX Confidential
Signature Version	Controlled Distribution

AGREEMENT

This Master Program Agreement (“MPA”) is made and entered into as of September 9, 2013 (the “Effective Date”) by and between Xerox Corporation (“XC” or “Xerox”), a New York corporation with a place of business at 800 Phillips Rd. Webster, New York 14580, U.S.A and Fuji Xerox Co., Ltd. (“FX”) with a place of business at 9-7-3, Akasaka, Minato-ku, Tokyo 107-0052, Japan.

RECITAL

WHEREAS, XC and FX entered into 2006 Technology Agreement (“2006 TA”) as of April 1, 2006, and

WHEREAS, XC and FX has been conducting product developments and mass production product deals under individual agreement called “Program Initiation Agreement (“PIA”)” or “Design and Development Agreement (“DDA”)” and/or “Program Agreement (“PA”)” or “Production Agreement (“PA”)” in conformity to 2006TA; and

WHEREAS, XC and FX agreed to General Terms and Conditions for Master Program Agreement, effective as of January 1, 2011, (“General T&C for MPA”) and then entered into partial Master Program Agreement, effective as of November 1, 2012, which consists of “General T&C for MPA” and mass production terms and conditions (“Mass Production Terms” or “Part C”); and

WHEREAS, XC and FX desire to agree to the terms and conditions of product development phase (“Development Terms” or “Part B”); and

WHEREAS, XC and FX desire to complete the Master Program Agreement as a basic business agreement regarding product developments and mass production product deals between XC and FX, by integration of “General T&C for MPA”, “Part B” and “Part C”.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

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Master Program Agreement	XC/FX Confidential
Signature Version	Controlled Distribution

Part A. General Terms and Conditions

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Master Program Agreement	XC/FX Confidential
Signature Version	Controlled Distribution

PART A. TABLE OF CONTENTS

A1.	Purpose	6
A2.	Definitions	6
A3.	Priority and Structure of Agreements	9
A4.	Intellectual Property	11
A5.	Export Control and Physical Security	12
A6.	Term	12
A7.	Compliance with Laws and Regulations	13
A8.	Force Majeure	13
A9.	Indemnity	14
A10.	Limitation of Liability	15
A11.	Waiver	15
A12.	Attorneys Fees	15
A13.	Dispute Resolution	15
A14.	Tax	16
A15.	Severability	18
A16.	Confidentiality	18
A17.	Applicable Law	19
A18.	Entire Agreement	20
A19.	Headings	20
A20.	Controlling Language	20
A21.	Assignment	20
A22.	Notice	20
A23.	Survival	21

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Master Program Agreement	XC/FX Confidential
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A1.	Purpose

Purpose of this Part A of the MPA is to set forth the general terms for the program agreements between XC and FX governing the Acquired Products and Deliverables (respectively defined hereunder). The general terms agreed hereto will apply to the Program Specific Agreements (“PSA”, defined hereunder) including purchase orders for Acquired Products and Deliverables agreed after the Effective Date. The parties agree that the existing program agreements, including but not limited to Program Initiation Agreement (“PIA”), Design and Development Agreement (“DDA”), Program Agreement (“PA”), Production Agreement (“PA”) and their addendums and amendments, will remain in full force and effect subsequent to the execution of this MPA. The parties further agree that parties may execute addendums and amendments to the existing program agreements for variant products and/or for new configurations thereto subsequent to the execution of this MPA.

A2.	Definitions

A2.1	2006TA Definitions.

Definitions set forth in the 2006TA are hereby incorporated by reference.

A2.2	Definitions Applicable to MPA and PSA

1.	“2006TA” means the 2006 Technology Agreement entered into between Xerox Corporation and Fuji Xerox Co., Ltd., effective April 1, 2006.

2.	“Acquired Product” collectively means Prototypes, Preproduction Units and Production Unit (respectively defined hereunder) that Seller may design, develop and/or supply to Buyer. Acquired Product comprises hardware and/or software including but not limited to Equipment, Options, Consumables, Spare Parts, print servers, finishing module, publications, firmware and embedded Software.

3.	“Buyer” means the party that is expected to purchase Acquired Products and/or Deliverables pursuant to a PSA.

4.	“Buyer Components” means the components that are designed and manufactured by Buyer, procured by Buyer, selected by Buyer for Seller to procure from a designated third party, and/or delivered or sourced by Buyer to Seller. The Buyer Components are listed and incorporated in PSA.

5.	“Communication Matrix” means a list of program members with their roles and contact information which the parties may create and attach to a PSA as its Appendix. In circumstances to which a Communication Matrix applies and is attached to a PSA, communications between the parties shall generally occur as set forth in the applicable Communication Matrix in the PSA as such Communication Matrix is revised from time to time and/or expires.

6.	“Configuration Matrix” means detailed comprehensive listing of all modules, Options and Consumables to customize the standard Seller configuration into the Buyer configuration in accordance with Specifications. The latest version of the Configuration Matrix will be attached to a PSA-D (defined hereunder), or a PSA-P (defined hereunder) if the program does not execute a PSA-D. Any revision of Configuration Matrix signed by authorized representative of each party will be incorporated in the PSA-D or PSA-P by reference and made an integral part thereof.

7.	“Consumables” means (i) where applicable, “PACs” (as defined in the Parts and Consumables Pricing Agreement dated February 28, 2007 and successor agreements thereof), (ii) items defined as “Consumables” in a PSA or a Specification that is incorporated into a PSA, and/or (iii) items described as customer replaceable items in a PSA or a Specification incorporated into a PSA.

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Master Program Agreement	XC/FX Confidential
Signature Version	Controlled Distribution

8.	“CRSM” means the currency risk sharing method as specified in the CRSM (the reference document listed in section C2).

9.	“Deliverables” means any deliverables, tangible or intangible that Seller provides Buyer during the design and development phase, and the tooling items the Seller uses throughout the life of Acquired Product. The Deliverables are listed and incorporated in a PSA.

10.	“Deliverables and Completion Acknowledgment (DCA)” generally means an acknowledgement that sets forth (a) specific deliverables agreed under PIA, DIA, or their equivalent PSA for a program, (b) acknowledgement of the completion of the said deliverables and (c ) payment process of the fees to be paid to FX by XC.

11.	“Deliverables Initiation Agreement for XC Inbound (DIA for XC I/B)” generally means an agreement that governs terms and conditions of the initial limited payment of program specific expenditure or non-recurring engineering expenses at the start of the design and development phase of a program, and prior to the execution of the PIA or a PSA for design and development phase.

12.	“Deliverables Initiation Agreement for XC Outbound (DIA for XC O/B)” generally means an agreement for multiple XC outbound programs on the deliverables and technical support provided by XC and the compensation paid by FX during an agreed fiscal period, including its appendices, reference documents and any amendment thereto.

13.	“Documentation” means documentation transferred with Acquired Products (but not necessarily with Buyer Components) in order to allow the end users to safely and successfully use the portions of Acquired Products provided by Seller together with its features as well as documentation and engineering drawings that are necessary or appropriate to fulfill Buyer’s service obligations for the portions of Acquired Products provided by Seller. Where the Seller integrates Buyer Components into Acquired products, “Documentation” shall additionally include relevant documentation and engineering drawings that are necessary or appropriate to aid Buyer in dealing with integration issues.

14.	“Equipment” means the integrated module consisting of image output terminal (IOT) and other components such as image input terminal (IIT), embedded device controller and tray module. A detailed description of Equipment is specified in the PSA.

15.	“Ex-Godown” is a trade term wherein the Seller fulfills its delivery obligation when the Seller delivers the Production Units at the disposal of the Buyer at the Seller’s warehouse.

16.	“Ex Works” means Ex Works as defined in INCOTERMS 2000, as amended.

17.	“Exclusive Features Components” means Buyer Exclusive Features, OEM Restricted Features and Unique Keying collectively respectively defined in section B6.1.

18.	“Exclusive Tooling” means all items of tooling that Seller must produce or procure in order to develop Exclusive Features or Buyer’s form, fit and functionality aspects of Acquired Products. Exclusive Tooling shall be specified and listed in a PSA.

19.	“FAS” means FAS as defined in INCOTERMS 2000, as amended.

20.	“FOB” means free on board shipping and trade term (which is reflected in price terms) as defined in INCOTERMS 2000, as amended.

21.	“FX DDU” means delivered duty unpaid shipping term as defined in DDU Agreement.

22.	“Lead Time” means the time between the date a purchase order is placed and the date Buyer is notified that the applicable Acquired Product has become available at the relevant delivery point specified in the Exhibit based on agreed trade term or as otherwise set forth in a PSA.

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Master Program Agreement	XC/FX Confidential
Signature Version	Controlled Distribution

23.	“Manufacturing and Quality Plan” or “Quality Plan” means a document, if appropriate for a program, that specifies and describes the processes, tests, and reports to be used in the production of Production Units and Preproduction Units, if any, so as to ensure conformance with the Specifications. A Manufacturing and Quality Plan or Quality Plan, if appropriate for a program, shall be attached to the PSA of a respective program, and any revision thereof, signed by an authorized representative of each party, shall be incorporated therein by reference and made an integral part thereof.

24.	“Master Program Agreement (MPA)” means this Master Program Agreement, including its appendices and any amendment hereto.

25.	“Milestone Schedule” means a project schedule that sets forth critical engineering goals for various stages of design and development of Prototypes and Preproduction Units.

26.	“Modified DDU” means delivered duty unpaid shipping term as defined in Modified DDU Letter Agreement.

27.	“Normal Warranty” shall have the meaning as provided in the Warranty Agreement.

28.	“Options” means incremental and/or optional features and functions specified in the Specification and/or listed as Options in a PSA.

29.	“Preproduction Units” means complete assembly of the Equipment provided to Buyer after XC’s TTM 3.3 and before TTM 3.4 or after FX’s Production and Marketing Preparation Initiation Proposal and before Manufacturing/Shipment Initiation Proposal, for evaluation purpose of the value chain processes before mass production, which is manufactured through the mass production line. Preproduction Units are also referred to as “Sim B1s”.

30.	“Product” means” Product” as defined in 2006TA.

31.	“Production Units” means mass production version of the Acquired Product including but not limited to the Equipment, related Options, Spare Parts, Consumables, supplies, software and publications in accordance with the latest Specification agreed by the parties.

32.	“Program Acquisition Spending (PAS)” means the costs of the Seller’s work during the design and development phase of a program that Seller and Buyer shall respectively bear.

33.	“Program Specific Agreement (PSA)” means an agreement that governs program specific terms and conditions for the design and development and the sale and purchase of Acquired Product and/or Deliverables, including its appendices and any amendment thereto. Multiple PSA’s may be executed for a given program. The Program Specific Development Agreement (“PSA-D”) shall replace the program agreements previously known as PIA, DDA, and the Program Specific Production Agreement (“PSA-P”) shall replace the program agreements previously known as PA for the Acquired Products and Deliverables after the execution of this MPA.

34.	“Prototype” means predecessor of any Preproduction Units provided to Buyer for engineering purposes.

35.	“Regulatory Agency” means any regulatory agency or other body, governmental or private, including but not limited to agencies and organizations that regulate product safety, environmental, and/or electromagnetic emissions or monitor or certify compliance with safety, environmental, and/or electromagnetic emission standards.

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Master Program Agreement	XC/FX Confidential
Signature Version	Controlled Distribution

36.	“Seller” means the party that is expected to sell Acquired Products and/or provide Deliverables pursuant to a PSA.

37.	“Spare Parts” means (i) where applicable, “Type 1 Parts” (as defined in the Parts and Consumables Pricing Agreement dated February 28, 2007 and successor agreements thereof), (ii) items defined as “Spare Parts” in a PSA or a Specification that is incorporated into a PSA, and/or (iii) parts, assemblies, and other components required for the repair and/or maintenance of Acquired Products in a PSA or a Specification incorporated into a PSA.

38.	“Specifications” means the engineering, operational and/or functional description of Acquired Products and/or Deliverables of a respective program. Specifications shall be attached to a PSA. Any revision to Specifications, approved by authorized representatives of each party, shall be incorporated therein and made an integral part thereof. (Unless agreed between the parties, such approval shall be indicated by written or electronic correspondence.) Specifications may include, without limitation, engineering standards, technical and test instructions and procedures, functional information and related data, technical information and processes, quality control regulations and quality standards, a list of regulatory agency approvals.

39.	“Statement of Deliverables (SOD)” means a statement of deliverables agreement, formerly referred as Deliverables Agreement, that defines a specific work project including the activities and deliverables to FX and sets forth (a) FX’s funding obligations; (b) the ownership of the intellectual property created under the work project including any intellectual property in the deliverables and (c) the terms under which XC will provide the deliverables to FX.

40.	“Systemic Defect” shall have the meaning as provided in the Warranty Agreement. Systemic Defect may have been referred to as “Epidemic Failure” in previous program agreements.

41.	“Territory” means FX territory as defined by the 2006 TA.

42.	“VMI” means vendor managed inventory program implemented in accordance with the VMI Agreement.

43.	“Warranty” shall have the meaning as provided in the Warranty Agreement.

A3.	Priority and Structure of Agreements

A3.1	Priority of Agreements

Unless stated otherwise, terms and conditions in 2006TA shall be applied to this MPA. The terms of this MPA shall control transactions within the scope of this MPA and PSA’s entered into under this MPA except in the case of an inconsistency between the language of this MPA and the 2006TA, in which case the 2006 TA prevails. Unless stated otherwise, terms and conditions in this MPA shall be applied to PSA’s. In case of any conflict between this MPA and any PSA, the applicable PSA shall prevail in respect to the applicable Acquired Product to the extent that the PSA refers to provisions of this MPA that are intended to be modified.

A3.2	Structure of MPA

A3.2.1	Main Body

Part A of the main body of this MPA sets forth the terms and conditions common to all PSAs. Part B of the main body of this MPA sets forth the terms and conditions for design and development and the purchase of Prototypes and Preproduction Units. Part C of the main body of this MPA sets forth the terms and conditions for manufacture, purchase and sale of Production Units. The following exhibits (“Exhibits”) are attached to this MPA and incorporated herein and are applicable as described in each Exhibit:

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Master Program Agreement	XC/FX Confidential
Signature Version	Controlled Distribution

A3.2.1.1	Exhibit I: Terms and Conditions for Office MFP and Production Products (XC Inbound)

A3.2.1.2	Exhibit II: Terms and Conditions for Office Printers and Printer-based MFP Products (XC Inbound)

A3.2.1.3	Exhibit III: Terms and Conditions for XC Outbound Products

A3.2.2	PSA

Each PSA sets forth specific terms and conditions that are unique for respective programs. Parties shall generally use the templates attached to the Exhibits in order to document program specific terms. Unless the parties specifically reference particular terms and conditions of this MPA (and its Exhibits) that are intended not to be included in the PSA, then the applicable terms and conditions of this MPA shall be deemed to be incorporated into the PSA, and the terms of the PSA shall be interpreted to be consistent with the terms and conditions of this MPA including the relevant Exhibit. Terms of a PSA that are inconsistent with the terms of this MPA, including the relevant Exhibit, shall supersede the terms of this MPA and the relevant Exhibit if the PSA specifically identifies a provision of the MPA to be superseded, and the PSA is signed by a corporate officer of both parties.

A3.2.2.1	PSA for Part B (“PSA-D”)

a)	Each individual program shall respectively execute a PSA to set forth the terms and conditions under which the Seller and the Buyer agree to the terms and conditions applicable to design and development and purchase of Prototypes and Preproduction Units during the terms of the PSA, including but not limited to roles and responsibilities of the parties, Milestone Schedule, program management, Specification and change, Exclusive Features and Exclusive Tooling, respectively as defined, and other terms and conditions specified in the Exhibits.

b)	A PSA-D for the development phase shall reference this MPA and the relevant Exhibit.

c)	Each PSA-D shall be executed as soon as practicable after completion of FX PDP Product Development Initiation Proposal and XC TTM 3.1P Exit and, in any event, prior to completion of FX PDP Production Investment Initiation Proposal and/or XC TTM 3.2 Exit.

d)	Execution of the PSA-D does not represent a commitment by Buyer to buy any quantity of the Production Units.

e)	Notwithstanding the foregoing, parties are exempt from executing PSA-D for Acquired Products described in section 2 of Exhibit II and Exhibit III of the MPA. In such event, the terms and conditions of development phase and mass production phase are combined into one PSA for a program, targeted to be executed prior to XC’s TTM 3.4.

A3.2.2.2	PSA for Part C (“PSA-P”)

a)

Each individual program shall respectively execute a PSA to set forth the terms and conditions under which the Buyer will purchase from the Seller the Production Units of the respective program, applicable to purchase orders issued during the terms of the PSA, regardless of whether the PSA

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Master Program Agreement	XC/FX Confidential
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is referenced by purchase orders, including but not limited to the Specification, the configuration, the list of Production Units, their prices, Manufacturing and Quality Plan, design change process, Exclusive Features and Exclusive Tooling, respectively as defined, and other terms and conditions specified in the Exhibits.

b)	A PSA-P for the mass production phase shall reference this MPA and the relevant Exhibit.

c)	As set forth in section A18, a PSA supersedes the terms and conditions set forth in the Buyer’s purchase order form and/or any of the Seller’s quotation or acknowledgement documents covering Production Units and other Acquired Products, if applicable, to the extent any conflict exists between the PSA and the said prior documents.

d)	Each PSA for the mass production phase of a program shall be executed as soon as practicable after completion of FX PDP Production and Marketing Preparation Initiation Proposal and XC TTM 3.3 Exit and, in any event, prior to completion of FX PDP Manufacturing/Shipment Initiation Proposal and/or XC TTM 3.4 Exit.

A3.2.3	Numbering

The parties agree to set a document-numbering rule for the PSAs and implement accordingly.

A3.3	Purchase Order and Formation of Sales Contracts

A3.3.1	Purchase Order Content. Buyer’s purchase orders for Acquired Products shall include such information as the description, Seller’s part number, Buyer’s part number, quantity, unit price, payment terms, desired shipment mode, requested date of delivery, party to whom delivery is to be made, purchase order issue date, purchase order number, MIME code for destination and named port or place of destination.

A3.3.2	Formation of contracts. Seller shall acknowledge acceptance of each Buyer order for Acquired Product by sending an acknowledgment form that sets forth the dates on which the ordered items are scheduled for delivery to Buyer in accordance with trade term specified in a PSA, whereupon a contract of sale of those items (“Sales Contract”) shall be deemed concluded between the parties.

A3.3.3	Terms on Forms. Any terms or conditions printed on the face or the reverse side of the purchase order form or Seller’s acknowledgment form, even if such purchase order form or acknowledgment form is signed and returned by Seller to Buyer, shall not be valid unless both parties hereto expressly agree in other writing to include any such terms or conditions in this MPA, or the Sales Contract.

A4.	Intellectual Property

A4.1	Ownership. Ownership of intellectual property, including proprietary rights of all inventions, works of authorship, and Technical Information created under a PSA or other arrangement under MPA between the parties shall be subject to section B12 and B13 of the 2006TA, unless otherwise specifically agreed to in the PSA between corporate officers. Nothing in the PSA shall modify intellectual property rights of the respective parties created independently of each PSA unless such modification is specifically identified in the PSA and mutually agreed upon.

A4.2	Trademarks. Rights and obligations of the parties relating to the use of trademarks are set forth in Part C of the 2006TA.

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Master Program Agreement	XC/FX Confidential
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A5.	Export Control and Physical Security

A5.1	2006TA Export Control Provisions. The parties shall comply with the export control provisions set forth in section E13 of the 2006TA.

A5.2	Both parties agree to comply with all laws, rules and regulations of the United States, Japan, and any other applicable countries or jurisdiction(s) regarding the export of any commodity, technology and/or software used, developed or acquired under the applicable PSA, which, at the time of export, requires license or other government approval, including, without limitation, first obtaining such license or approval.

A5.3	Both parties agree to use commercially reasonable efforts to provide the other party with reasonable assistance, any information and documentation reasonably needed by the other party to determine the export status, and/or obtain any license or approval from applicable competent authorities regarding the export of any commodity, technology or software used, developed or acquired under this MPA.

A5.4	Physical Security. Seller represents and warrants that it has adopted and will follow procedures to ensure the physical security of any Acquired Products provided or transported under the terms of any DIA, PIA, DDA or PSA. Seller represents and warrants that its physical security procedures are adequate to prevent tampering with or damage to the Acquired Products or their containers, introduction of contraband materials or substances into the Acquired Products or their containers, theft of the Acquired Products, or diversion of the Acquired Products for unlawful or unauthorized purposes. Seller represents and warrants that it will retain possession and control over the Acquired Products at all times before they are delivered to a carrier, and will not deliver such Acquired Products to any carrier other than as specified in the purchase order or in this MPA or in the applicable PSA, PIA, DDA and DIA. If Seller is a provider of transportation, carriage, forwarding or brokerage services, Seller represents and warrants that it will retain possession and control of Acquired Product at all times required under the terms of the purchase order or shipping documents, and will not deliver such Acquired Product to any person other than as identified in those documents. Seller further represents and warrants that, in the event it has any reason to believe that any Acquired Product or their containers have been stolen, tampered with, diverted contrary to this MPA (or the applicable PSA, PIA, DDA or DIA) or contrary to law, or delivered to any carrier other than as specified in a separate document agreed between Buyer and Seller, it will immediately notify Buyer of this fact in writing, providing full details. Nothing in this provision shall be deemed to limit or alter Seller’s obligations or liabilities under any provision of this MPA or any PSA, PIA, DDA or DIA.

A5.5	Subject to Seller’s obligation under section E13 of the 2006TA, Buyer shall neither export nor re-export directly or indirectly, any Production Units it purchases under this MPA or applicable PSA to any country to which such export or re-export is restricted by United States government and Japanese government law or regulation without the prior authorization, if required, of the Office of Export Administration, Department of Commerce, Washington, D.C., or applicable Japanese or Chinese government authority.

A6.	Term

A6.1	Terms. This MPA shall be effective as of the Effective Date and shall continue in full force and effect for so long as the 2006TA or its successors are in effect, unless sooner terminated subject to the provisions of this MPA or both parties’ agreement.

A6.2	No Cross Termination. Termination for cause under any individual PSA shall not by itself constitute a material breach under this MPA or any other PSA. Termination or expiration of this MPA pursuant to section A6.1 above shall not of itself terminate any or all of the PSA’s then in effect, and the terms and conditions herein applicable to such PSA’s shall remain in effect in each such PSA’s.

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A6.3	Terms and Termination of a PSA for Part B is provided in section B14 of the MPA.

A6.4	Terms and Termination of a PSA for Part C is provided in section C17 of the MPA.

A7.	Compliance with Laws and Regulations

Subject to section D8 of the 2006 TA, Seller shall be responsible to comply with the applicable governmental laws, regulations, safety requirements, governmental and non-governmental certifications described in the Specifications or other written agreements between the parties, or written notices from Buyer to Seller that advise the Seller of such applicable safety standards and legal requirements, for the countries into which Acquired Products will be marketed.

In conformance with section D8 of the 2006TA, Seller shall, unless otherwise agreed, at its expense and responsibility, take all necessary steps to ensure that the Production Units to be publicly launched and marketed and/or Preproduction Units as specified and agreed to be upgraded to mass production specifications in applicable PSA or corresponding production program agreement shall pass the safety and regulatory standards by each competent organization or authority, including major standards bodies and monetary authorities with which Buyer has agreed to comply with certain standards (hereinafter called “Safety Standards”) specified in a mutual written agreement or in the Specifications. For this purpose, Buyer agrees to advise requirements of Safety Standard as described in section D8(c) of the 2006 TA and render to Seller commercially reasonable assistance. For avoidance of confusion, Seller is responsible for defects brought about by designs made in order to comply with (i) safety standards, warning labels, and legal requirements (collectively, “Requirements”) that are advised by Buyer pursuant to D(8)(c) or (ii) specific instructions that are advised by Buyer pursuant to section D8 (d) of the 2006TA if alternative designs without the occurrence of such defects, which comply with the Requirements and specific instructions, could have been commercially reasonably accomplished. Seller shall not be responsible for Buyer’s Components.

A8.	Force Majeure

Neither party shall be liable for failure to perform or for delay in performance of any PSA resulting from any of the events listed in section E23 of the 2006TA (“Force Majeure Event”) for that period commencing from the time of the Force Majeure Event that prevents or delays performance to the time at which such party is able to resume performance of its obligations hereunder. The parties intend to complete plans for the resumption of performance of the affected party (“Business Resumption Plan” or BRP). In BRP discussion, the parties shall discuss in good faith on such reasonable steps so as to resume performance under PSA as usual. The subject matters of the BRP discussion shall include:

•	formation of a joint BRP between FX and XC;

•	expedited delivery methods such as air shipment and its cost sharing, when appropriate;

•	the allocation of the applicable available Acquired Products;

•	the allocation of the manufacturing capacity for Acquired Products;

•	possible cancellation of purchase orders affected by Force Majeure;

•	using each party’s capacity and available parts as a back-up for the party affected by a Force Majeure event; and

•	any other subjects related to delivery and manufacturing of Acquired Products impacted by Force Majeure events.

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Master Program Agreement	XC/FX Confidential
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A9.	Indemnity

A9.1	Subsidiaries. Without limiting the respective responsibilities of FX and XC under this section A9, for purposes of this section, the terms “Buyer” and “Seller” may be construed to mean and include their respective Subsidiaries (and in case of FX, JV OPCO’s), if appropriate to the context.

A9.2	IP Indemnity

(a)	Subject to subparagraph (b) of this section, Seller shall, at its expense, defend and indemnify Buyer and its Subsidiaries (and, in the case of FX, the Fuji Xerox JV OPCO’s) from and against any suit, claim, or proceeding brought against Buyer by a third party alleging infringement in any country of any Patent, Copyright, Trademark, trade secret, or other intellectual property right as a result of the purchase or other acquisition by Buyer or its Subsidiaries (and in case of FX, JV OPCO’s) of any Product of Seller, provided Seller is promptly notified, given reasonable assistance and full information reasonably required to defend such suit, claim, or proceeding, and permitted to direct the defense. Further, Seller shall pay any damages and costs awarded against Buyer or its Subsidiaries (and in case of FX, JV OPCO’s) in such suit, claim or proceeding, but Seller shall have no liability for settlements or costs incurred without its consent. To avoid infringement, even if not alleged, Seller may, at its option and at no charge to Buyer (and in case of FX, JV OPCO’s), obtain a license, modify or substitute an equivalent of the allegedly infringing Product, provided that any modification shall not materially affect form, fit or function, and any substitute equivalent shall exhibit form, fit and function that is not materially different from the substituted Product.

(b)	Seller shall not be liable to Buyer for alleged infringement of Patents, Copyrights, Trademark, trade secret, or other intellectual property rights, except as provided in section C9 of the 2006TA, by any of Seller’s Products resulting from: (i) Buyer Components (ii) designs or components that are incorporated into such Product at the request of Buyer and which would not otherwise have been incorporated by Seller; (iii) functionality incorporated into such Product at the request of Buyer which would not otherwise have been incorporated by Seller and which could not reasonably have been incorporated in a non-infringing manner; (iv) Product that is modified or altered by Buyer, to the extent that such infringement would not have existed in the unmodified or unaltered Product or components thereof; or (v) the use, marketing or distribution of such Product by Buyer in combination with products not marketed or supplied by Seller. Notwithstanding the exception described in (v) above, Seller shall be liable for alleged combinations of Product and products not marketed or supplied by Seller, if such combination described in subsection (v) includes product(s) not marketed or supplied by Seller that the Seller could have reasonably foreseen in such combination with Product(s) at the time of Product design or development, and if Seller could have implemented in the Product(s) a design that would not have infringed when used in such combination. In the event of any of (i)–(v) above, Buyer shall defend and indemnify Seller in a manner fully equivalent to the obligations set forth in subparagraph (a) of this section.

A9.3	Product Liability

(a)	Scope. This section A9.3 shall not apply to infringement of any Patent, Copyright, Trademark, trade secret, or other intellectual property.

(b)	Section D8 of 2006TA. The Product Liability provisions of section D8 shall apply to each PSA unless otherwise agreed in writing by authorized personnel of both parties.

For clarification regarding section D8(d) of the 2006TA, Buyer may provide to Seller specific instructions in the design of components, parts, or of the Product itself but is not obligated to do so. The offering of design information by Buyer shall not be an “specific

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instruction” under section D8(e) of the 2006TA if Buyer offers such design information as a suggestion only and permits Seller to design or utilize alternative designs where there exists reasonably selectable alternatives. In instances described in the above, Seller shall utilize the Buyer design information at its own risk, and such design shall be considered a Seller design for purposes of section D8 of the 2006TA.

For clarification regarding section D8(e) of the 2006TA, Buyer shall provide Seller with the legal requirements described in section D8(c) of the 2006TA. For avoidance of confusion, Seller is responsible for defects brought about by designs made in order to comply with Requirements that are advised by Buyer pursuant to D(8)(c) or (ii) specific instructions that are advised by Buyer pursuant to section D8 (d) of the 2006TA if alternative designs without the occurrence of such defects, which comply with the Requirements and specific instructions, could have been commercially reasonably accomplished.

A10.	Limitation of Liability

NEITHER PARTY SHALL BE LIABLE FOR INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS OR LOST CONTRACTS IN ANY WAY ARISING OUT OF ANY PSA GOVERNED BY THIS MPA, WHETHER BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR ANY OTHER LEGAL THEORY, AND EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION DOES NOT APPLY TO (A) ANY INDEMNIFICATION OBLIGATIONS OF THE PARTIES UNDER SECTION A9 (WHICH MAXIMUM LIABILITY LIMITATIONS SHALL BE GOVERNED BY THE TERMS OF THE 2006TA) OR (B) DAMAGES ARISING OUT OF OR RELATING TO EITHER PARTY’S FAILURE TO COMPLY WITH ITS CONFIDENTIALITY OBLIGATIONS OR (C) BUYER’S DUTY TO PAY THE FULL AMOUNTS OF ALL INVOICES THAT ARE NOT SUBJECT TO A GOOD-FAITH DISPUTE UNDER THE TERMS OF THIS MPA OR THE APPLICABLE PSA.

A11.	Waiver

A failure to exercise, a waiver, or a delay by a party hereto of any particular provision of this MPA or any PSA shall not be deemed to constitute a prior waiver or a waiver in the future of the same or any other provision of this MPA and the PSA. All of the rights of either party under this MPA and any PSA shall be cumulative and may be exercised separately or concurrently.

A12.	Attorneys Fees

In the event that any legal proceeding, including arbitration, is brought to enforce any of the provisions of this MPA or of any PSA, the prevailing party is entitled to recover its reasonable attorneys’ fees from the other party.

A13.	Dispute Resolution

All disputes, controversies or differences that arise between the parties related to this MPA or any PSA which cannot be settled satisfactorily by correspondence or mutual conference shall be settled consistently with the following:

A13.1	Escalation

The parties agree to undertake a process of escalation directed to internal resolution between the parties. The process shall include escalation within each organization to individuals responsible for the management of the respective business units and the individual responsible for the respective XC/FX liaison organization. At least one meeting directed in whole or in part to

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resolution of the matter shall be held involving at least one of the above responsible individuals from each party. If such meeting does not result in resolution of the matter, then the Chief Executive Officer and/or President of each party shall be notified and informed of the matter.

A13.2	Arbitration

All disputes, controversies or differences that are unable to be resolved by negotiations as set forth above, shall be settled in accordance with section E29 of the 2006TA, provided that arbitration is held in Singapore. All negotiations pursuant to this section A13 are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence. Each party shall bear its own expenses related to and incurred while performing such negotiations.

Both parties acknowledge that any breach of confidentiality and/or misappropriation of intellectual property rights may cause injuries not adequately addressable during arbitration and, therefore, agree that the non-breaching party is entitled to seek injunctive relief in addition to remedies under this section A13.2.

After a consultation with its CEO or President, if a party decides to enter an arbitration, such arbitration, shall be conducted on a confidential basis, under the then current International Chamber of Commerce (“ICC”) Rules of Arbitration strictly in accordance with the terms of this MPA, any relevant PSA, and the substantive law of the State of New York, excluding its conflict of laws provision. Before selection of any arbitrator(s), each party is obligated to notify its Chief Executive Officer that the dispute will be arbitrated. Formal submission of the dispute to the ICC shall not be necessary provided that the ICC procedural rules are followed as adapted for consistency with the terms of this section A13. The arbitration shall be held at a mutually agreeable location in Singapore and shall be conducted by either (i) one arbitrator if the parties can agree to such arbitrator or (ii) a panel of three comprising one arbitrator selected by each of the parties and a third arbitrator selected by the other two arbitrators. Unless otherwise agreed, all arbitrators shall be chosen from a list of representatives who are members of the ICC’s panel of commercial arbitrators and are knowledgeable about the copier and printer industries. The cost of the arbitration, including the fees to be paid to the arbitrator, shall be shared equally by the parties. The parties shall be limited to taking no more than three (3) depositions each. The length of each deposition shall be limited to one (1) day. No interrogatories shall be permitted. The scope of document production shall be governed by the ICC Rules of Arbitration, and the decision of the arbitrator(s) with respect thereto. The judgment upon the award rendered by the arbitrator may be entered and enforced in any court of competent jurisdiction. Neither party shall be precluded from seeking provisional remedies in the courts of any jurisdiction including, but not limited to, temporary restraining orders and preliminary injunctions, to protect its rights and interest, but such shall not be sought as a means to avoid or stay arbitration. The arbitrator(s) is not empowered to award any consequential, incidental, punitive, or exemplary damages unless otherwise permitted in section A10 hereof. The parties acknowledge that they have voluntarily agreed to arbitrate their disputes in accordance with the foregoing and each party hereby irrevocably waives any damages in excess of compensatory damages. Nothing in this section A13 is intended, nor should it be construed, to alter any other limitation or waiver of damages set forth herein.

A14.	Tax

A14.1	Definition

(a)	“Taxes” or “Tax” under this section shall include, but are not limited to, any of the following (if imposed or collected by any governmental entity worldwide or any political subdivision thereof whether directly, by withholding or upon audit): sales, use, value added (VAT), excise, import or export, value added or similar tax or duty, and all government permit fees, or license fees in the nature of taxes including any interest, penalty, fine or addition thereon but exclusive of Excluded Taxes.

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(b)	“Excluded Taxes” means any income taxes (including franchise taxes measured by net income), gross income taxes withheld at the source that are creditable against a party’s net income tax liability, capital taxes, employment and /or payroll taxes, or personal property taxes assessed on a lien date occurring before title to the property in question has passed to the other party under this MPA and real property taxes.

A14.2	Before-Tax Pricing

The parties agree that all prices agreed under this MPA and respective PSA for Acquired Products and /or any other fees are exclusive of any applicable Taxes.

A14.3	Cooperation

The parties hereto each agree to take all commercially reasonable steps to cooperate with the other to appropriately minimize any tax that arises under this MPA and respective PSA. Such steps shall include (but not be limited to) the measures specified in section A14.4 and A14.6 below, complying to the Japanese and United States Tax Treaty or any other tax treaty or law, such as U.S. Treasury Forms W-8BEN and APPLICATION FORM FOR INCOME TAX CONVENTION of National Tax Agency Japan, providing assistance including but not limited to production of relevant documents for tax audit, copying and making knowledgeable individuals available to answer question submitted by the tax authorities. In addition, each party shall notify the other party if its tax status in any territory changes (e.g. party becomes registered to do business). Further, the parties agree to use their reasonable best efforts to take the most efficient measures and minimize the clerical labor of the other party when complying to the treaty and/or law stated above.

A14.4	Responsibility for Taxes

The parties hereto agree that each of them shall be responsible for the filing, if required under the appropriate law, of all required tax returns that such party is responsible to file in, as well as the timely remittance of the taxes shown thereon. Notwithstanding the foregoing, when parties elect VMI as the terms and conditions regarding sales and delivery procedure of the Acquired Products, the responsibility for Taxes are subject to the VMI Agreement.

A14.5	Indemnification for Taxes

The party responsible for Taxes under this MPA and or PSA (“Indemnitor”) shall indemnify and hold harmless the other party (“Indemnitee”) for any Tax assessed upon the Indemnitee which arose due to a failure of the Indemnitor to meet its responsibilities under this section A14.

A14.6	Responsibility for Taxes related to Royalties

The parties shall cooperate with each other and take all commercially reasonable steps to file certificates and other documentations with taxing authorities required to obtain a reduction or elimination of or credit for, any taxes, levies or other imposts arising from transactions contemplated by this MPA and respective PSAs (“Exemption Documentation”). Such cooperation shall include but not be limited to providing any information required to secure, complete and file any documents, certificates or assurances in order that royalty payments under this MPA and respective PSA shall qualify as either “Royalties” under Article 12 or “Other Income” under Article 21, of the Tax Convention between the United States of America and Japan entered into force on March 30, 2004, or as updated by subsequent amendment or protocol, (the “Treaty”). The filing party shall reimburse the cooperating party with all reasonable incurred out of pocket expenses. The parties shall provide similar documentation in respect of any other treaty where reduction or elimination of withholding taxes or other transaction tax is allowed.

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Any income taxes levied by any governmental authorities upon the payments to be made by Xerox or Fuji Xerox pursuant to this MPA and required to be withheld from said payments, shall be withheld and timely paid and reported to the appropriate tax authorities as required by applicable law. With respect to each such tax payment made hereunder the parties shall use all commercially reasonable efforts to transmit or cause to be transmitted to the other Party promptly upon receipt the official tax receipts or other evidence (with English translation attached) issued by the tax authorities sufficient to support a claim for credit against income taxes in respect of such taxes so withheld and paid. All other taxes imposed as a result of the existence or performance of this MPA shall be paid and borne by the party required to do so by applicable law.

A14.7	Other Transactions

In the event any transactions newly agreed by the parties which is not captured under section A14.4 and A14.6 above arises, the parties agree to negotiate in good faith on the appropriate terms and conditions with regard to the Taxes arising under such newly agreed transactions.

A14.8	Tax Contests

To the extent that one party to this MPA is liable to pay, reimburse or indemnify the other party for a tax assessed by a taxing authority in respect of a tax arising under this MPA (“Indemnification Provision”) the party which was required to sign the tax return (“Audited Party”) shall give timely notice to the other party of such tax audit or contest. The Audited Party shall control the audit and/or contest and the other party shall be allowed to participate with its level of participation being proportionate to its financial responsibility.

A14.9	Tax Notices

Any notices under this section A14 shall be in writing and sent by registered airmail or other practical manner to the following addresses, or such other address as either party may hereafter furnish to the other party in writing:

TO XC:	TO FX:
Xerox Corporation 45 Glover Avenue, Norwalk, CT 06850, USA Attn: Kathleen Fanning Vice President Worldwide Taxes	Fuji Xerox Co., Ltd. 9-7-3 Akasaka, Minato-ku Tokyo 107-0052 JAPAN Attn: Hiroyuki Ikeda Manager, Finance

A15.	Severability

This MPA and each PSA is intended to be valid and effective throughout the world and, to the extent permissible under applicable law, shall be construed in a manner to avoid violation of or invalidity under any law. In the event that a competent authority with proper jurisdiction determines that one or more provisions of this MPA or any of the PSA’s are invalid, illegal, or unenforceable, the rest of the provisions of this MPA and/or applicable PSA shall remain valid and enforceable and the invalid, illegal, or unenforceable provisions shall be replaced with valid provisions that best approximate the apparent intent of the parties.

A16.	Confidentiality

A16.1

Confidential Information. The parties agree to comply with section E9 and E10 of the 2006TA. The parties acknowledge that “other confidential information” stated in section E9 includes business information, including but not limited to the information relating to disclosing party’s

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current, future, or proposed products, supply base, business forecasts, and procurement requirements, which are communicated to, or learned or acquired by the other party, its employees, or agents in order to enable the other party to perform its obligations hereunder; provided, however, to the extent practicable, such “other confidential information” shall be marked with an appropriate proprietary legend, or identified as proprietary within a reasonable time after disclosure in order to be treated as confidential information this is subject to section E9 of the 2006TA. Notwithstanding the above, “other confidential information” that is not marked “Confidential”, “Proprietary”, or “Private” or words of similar import shall be deemed to be confidential information for the purposes of section E9 of the 2006TA if under the circumstances prevailing at the time of disclosure the party receiving such information reasonably should have understood that it was intended by Discloser to be treated as confidential information However, for purpose of clarification and avoidance of doubt, the parties acknowledge that full disclosure of information as stated in section B14(a) of the 06TA applies only to the Xerographic Technical Information as “Xerographic” and “Technical Information” are defined in section A6 and A13 of the 2006TA.

A16.2	Procedures

Notwithstanding agreement or understanding that may be contrary, the parties shall comply with the procedures and obligations of sections B14 of the 2006TA prior to any transfer of Technical Information between the parties. As a non-binding summary of section B14(a), (b), and (e) of the 2006TA intended as a reminder to the parties, the following summarizes some of the procedures and obligations set forth in section B14(a), B14(b), and B14(e):

(a)	Xerographic Technical Information shall be disclosed between the parties (B14(a));

(b)	Disclosure of all non-Xerographic Technical Information must be accomplished only through a gatekeeper process between the parties (B14(b) and B17(a)); and

(c)	Software, as defined in 2006TA, is Technical Information that requires, prior to disclosure, classification as Xerographic Technical Information or some other category of other Technical Information (which requires the gatekeeper process) (B14(e)). The parties shall use good faith, reasonable efforts and due diligence to determine into which 2006TA category the Software is likely to be applied in accordance with the definitions of “Xerography”, “Marking”, and “DPA” set forth in the 2006TA.

A16.3	B17 of 2006TA. In addition to the confidentiality obligations of sections E9 and E10 of the 2006TA, the obligations and procedures of section B17 of the 2006TA shall be followed by the parties. Included within these obligations and procedures is a requirement that, prior to disclosure, the persons desiring to make a disclosure of Technical Information shall refer to their respective experts on TA issues for proper classification of the information to be disclosed and the appropriate procedures to be pursued with respect to the Technical Information as so classified.

A17.	Applicable Law

Unless otherwise agreed in writing, this MPA and each PSA shall be interpreted and construed in accordance with the laws of New York State without reference to principles of conflicts of laws. For avoidance of doubts, this section A17 shall not affect interpretation of any applicable provisions of 2006 TA. The parties agree that United Nation Convention on Contracts for International Sales of Goods shall not apply to this contract.

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A18.	Entire Agreement

This MPA and all PSA’s (including the recitals thereto and attachments to each) constitute the entire agreement of the parties with respect to the subject matter of this MPA and of each respective PSA. Except as otherwise provided herein, this MPA, PSA’s supersede all prior agreements or understandings, expressed or implied, between the parties regarding the subject matter of this MPA and, as applicable, the respective PSA’s. This MPA and each PSA may only be modified by written agreements duly executed by authorized representatives of both parties. Unless otherwise delegated, authorization for such written modifications to this MPA and the body of a PSA (but not attachments) is restricted to corporate officers and/or individuals of the respective parties to whom authority has been delegated in writing. In respect to attachments, authorizations for such written modifications to attachments to a PSA is restricted to the individuals described in the preceding sentence or those individuals with job responsibilities that include approval of such documents. In the event that this MPA or any PSA is executed by a corporate officer of either or both parties, such agreement shall not by itself constitute an amendment of the 2006TA.

A19.	Headings

The Article titles in this MPA have been inserted for convenience only and shall in no way be used in the interpretation hereof.

A20.	Controlling Language

This MPA and each PSA shall be executed by the parties in the English language, and no translated version of this MPA or any PSA into any other language shall be controlling and binding upon any of the parties hereto nor shall the exchange of any such other language version be of any force or effect in the interpretation of the MPA or any PSA or in determination of the intent of either of the parties to the applicable agreements. Any portion of any document exchanged pursuant to this MPA or any PSA, which portion covers critical issues between the parties, shall be in English.

A21.	Assignment

Neither party shall assign, transfer or otherwise dispose of this MPA and any PSA in whole or in part of any right hereunder to any third party without the prior written consent of the other party. Any attempt at an assignment without such consent shall be null and void. The delegation of operational responsibilities (such as purchase order issuance) under the PSA to a party’s wholly owned subsidiaries, however, shall not be construed as assignment.

A22.	Notice

Unless otherwise stated, all notices shall be in writing and sent by registered airmail or other practical manner to the following addresses, or such other address as either party may hereafter furnish to the other party in writing:

TO XC: Global Purchasing 800 Phillips Road, Bldg. 111-03A Webster, New York 14580, USA Attn: Vice President,	TO FX: MN Sales and Marketing Minatomirai Center Bldg. 7F 3-6-1 Minatomirai, Nishi-ku Yokohama Kanagawa 220-0012 Japan Attn: Manager

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Purchasing Operation/ FX Acquired Product Copy to: Xerox Corporation Office of General Counsel XC Square 100 Clinton Avenue South Rochester, New York 14644, USA Attn: Manager, BGO Operations	Strategic Alliances Copy to: Fuji Xerox Co., Ltd. Legal 9-7-3 Akasaka, Minato-ku Tokyo 107-0052 JAPAN Attn: Manager, D&M Division Support

The addresses of this section A22 may be modified by authorized individuals of the respective parties without requiring formal amendment of this MPA.

A23.	Survival

The following sections of this MPA and any applicable term of any PSA or of its amendment that modifies or supplements any of the provisions below shall survive the expiration or termination of this MPA or of the applicable PSA’s: Articles A2 (Definitions); A4 (Intellectual Property); A6 (Term); A7 (Compliance with Laws and Regulations); A9 (Indemnity); A10 (Limitation of Liability); A13 (Dispute Resolution); A15 (Severability); A16 (Confidentiality); A17 (Applicable Law); A21 (Assignment); B6 (Exclusive Features); B7 (Exclusive Tooling); B14 (Terms and Termination of a PSA-D); C2 (Reference Documents); C3 (Exclusive Features); C7.2 (Spare Parts and Consumables); C9 (Manufacturing and Quality Control); C10 (Remanufacturing and Domestication); C11.7 (Documentation License); C12 (Exclusive Tooling); C14 (Warranty); C15 (Licensed Software); C17 (Terms and Termination of a PSA-P).

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Part B. Development Terms and Conditions

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PART B. TABLE OF CONTENTS

B1.	Purpose and Scope of Part B of the MPA	24
B2.	Roles and Responsibilities	24
B3.	Milestone Schedule	24
B4.	Program Management	25
B5.	Specification and Change during development phase	25
B6.	Exclusive Features	26
B7.	Exclusive Tooling	27
B8.	Deliverables	28
B9.	Sales and Purchase of Prototypes and Preproduction Units	29
B10.	Payment Terms	30
B11.	Manufacturing and Quality Plan	31
B12.	Warranty for Preproduction Units	31
B13.	Licensed Software	31
B14.	Terms and Termination of a PSA-D	32

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B1.	Purpose and Scope of Part B of the MPA

Purpose and Scope of Part B is set forth in sections A3.2.1 and A3.2.2 of this MPA.

B2.	Roles and Responsibilities

B2.1	Seller’s Responsibilities.

B2.1.1	Seller shall be responsible for the research, customization, design, development, fabrication and assembly of the Prototypes and Preproduction Units performed by the Seller in accordance with Milestone Schedule, Specifications and preliminary Manufacturing and Quality Plan (if applicable).

B2.1.2	Seller shall be responsible for obtaining all the technology, labor, material, tooling and facilities necessary for design and development of Prototypes and Preproduction Units, excluding the Buyer Components.

B2.1.3	In addition, roles and responsibilities in details of the Seller for Xerox Outbound products are set forth in section 13.1 of the Exhibit III and section 2.1 and 2.3 of Exhibit III-A of the MPA.

B2.2	Buyer’s Responsibilities.

B2.2.1	Buyer shall be responsible for all design and development, fabrication and assembly work of Buyer Components by itself or by Buyer’s suppliers.

B2.2.2	Buyer shall be responsible for obtaining all the technology, labor, material, tooling and facilities necessary for design and development of Buyer Components.

B2.2.3	Buyer shall be responsible for delivering or causing Buyer’s designated supplier to deliver the Buyer Components to the Seller in accordance with the Milestone Schedule.

B2.2.4	In addition, roles and responsibilities in details of the Buyer for Xerox Outbound products are set forth in section 13.1 and 13.2 of the Exhibit III and section 2.2 and 2.3 of Exhibit III-A of the MPA.

B2.3	Roles and responsibilities in details for individual program are stated in the PSA-D or attached as an Appendix to the PSA-D.

B3.	Milestone Schedule

B3.1	Both parties shall determine the Milestone Schedule. The latest version of the Milestone Schedule agreed by the parties as of the effective date of the relevant PSA-D shall be attached as an Appendix to applicable PSA-D.

B3.2	Both parties shall adhere to the Milestone Schedule in accordance with the roles and responsibilities of each party stated in applicable PSA-D. If there is a significant risk for delay of the Milestone Schedule, the party that first becomes aware of such delay shall notify the other party. In such a case, both parties shall discuss a solution to minimize or eliminate the delay of the schedule. Both parties may advance the Milestone Schedule upon mutual agreement.

B3.3	If the parties agree to change the Milestone Schedule, any revision of Milestone Schedule thereof shall be signed by authorized representatives of each party and incorporated into the applicable PSA-D by reference and made an integral part hereof.

B3.4	If the Milestone Schedule cannot be met because of reasons attributable solely to either party and if expediting shipment at the time of delivering Prototypes or Preproduction Units may prevent or ameliorate such delay, the party responsible for such discrepancy shall be obligated to pay such additional costs required to expedite shipment incurred by either party without any reimbursement from the other party unless the other party agrees to change the Milestone Schedule without any additional costs after mutual discussion.

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B3.5	If the Milestone Schedule cannot be met because of reasons attributable to both parties or not attributable to either party, the parties shall discuss and determine the allocation of any additional costs incurred by the parties in good faith.

B4.	Program Management

B4.1	Development and launch of the individual program shall be controlled by XC’s Time to Market (TTM) process and FX’s Product Delivery Process (PDP). The schedule of the program management shall be specified in the Milestone Schedule.

B4.2	Seller and Buyer shall have weekly or otherwise mutually agreed periodical telephone conferences and regular workshops to address the progress toward the next scheduled milestone, problems, if any, meeting any milestones, proposed recovery method to meet the next milestone, if necessary, and any changes in cost.

B4.3	To ensure good communication and timely resolution of issues that arise during the term of each PSA-D, the parties shall follow a mutually agreed upon engineering work procedure, if any.

B5.	Specification and Change during development phase

B5.1	Specifications

Latest version of Specifications with signature as of the date of execution of the relevant PSA-D is attached as an Appendix to such PSA-D. The parties understand that revisions in Specifications may occur during the Development Phase. Any revision thereof signed by authorized representative of each party is incorporated into by reference and made an integral part of such PSA-D.

B5.2	Design Review

Buyer is entitled to conduct periodic design reviews to ensure its satisfaction with the Seller performances. Upon reasonable notice, Seller shall allow Buyer during normal business hours, to visit its places of business for development and manufacturing to discuss and inspect the status of the development of the Prototypes and Preproduction Units.

B5.3	Changes to the Specifications during the Development Phase

If either party requests a modification in Specifications during the development phase, such requests shall be submitted by the requesting party to the other party in writing. After mutual discussion, Seller shall propose implementation plan for the requested change including affected cost and implementation schedule. Subject to Buyer’s written acceptance of Seller’s proposed implementation plan, schedule, and cost change, Seller will proceed with the implementation of the prescribed changes and the Specifications shall be modified accordingly to reflect such agreed upon changes. If the modification to the Specifications results in an increase or decrease in the cost of Equipment or in the length of time required for the manufacture of or delivery of those items to Buyer, then the parties shall mutually agree on (a) a price adjustment for the items equal to the cost of the changes, and/or (b) an extension of time of delivery, and/or (c) concessions on other matters including engineering fees and other cost factors.

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B5.4	Additional Development Work

If the need for a development effort not specified in this MPA arises, the parties shall mutually discuss the implementation of such development effort in good faith. NO SUCH ADDITIONAL DEVELOPMENT EFFORT SHALL BE UNDERTAKEN WITHOUT THE PARTIES AGREEING IN WRITING.

B6.	Exclusive Features

B6.1	Exclusive Feature Components and Unique Keying

B6.1.1	In this MPA, “Exclusive Feature Components” shall collectively mean “Buyer Exclusive Features”, “OEM Restricted Features” and “Unique Keying” defined as the following:

(a)	“Buyer Exclusive Features” shall mean any specific parts, components, portions of Acquired Products, software programs, whether on a stand-alone or embedded basis (collectively “Specific Components”), and specific parameters that are implemented in Specific Components:

(A)	which are incorporated into Acquired Products upon request from Buyer; and

(B) (i)	which are designed or developed at Buyer’s cost without subsequent reimbursement by Seller; or

(ii)	which the parties otherwise agree that Seller shall not use them for Seller’s products without payment of commercially reasonable amount of Manufacturing License Fee (MLF) or Software License Fee (SLF) to Buyer under 2006TA.

For avoidance of doubt, any component that employs significant design of the Buyer Exclusive Features shall be deemed and treated as “Buyer Exclusive Features”.

(b)	“OEM Restricted Features” shall mean any specific parts, functions, components or portions of Acquired Products, (i) which are designed in accordance with the applicable design guide agreed by XC and FX, or (ii) which Seller developed in collaboration with Buyer (financially or technically) and are agreed to be restricted from selling in non-Xerox or Fuji Xerox brands to third parties without a mutual agreement by the parties.

(c)	“Unique Keying” shall mean Buyer’s unique keying requirements in Consumables.

B6.1.2	Provisions of this MPA relating to Exclusive Features hereunder do not affect intellectual property rights as such rights may be established pursuant to the 2006TA.

B6.2	Exclusive Features of Acquired Product

Exclusive Features shall be specified in the relevant PSA-D of each Acquired Product. If a program does not execute a PSA-D, Exclusive Features shall be specified in the relevant PSA-P.

B6.3	Exclusive Features Restriction

B6.3.1	Seller shall not incorporate Buyer Exclusive Features and Unique Keying in any Seller’s products marketed by Seller or otherwise made available to third parties without prior written consent of Buyer or payment of reasonable reimbursement or allocation of its development cost to Buyer.

B6.3.2	Seller shall not incorporate OEM Exclusive Features in any products marketed by third parties under non-Xerox or non-Fuji Xerox brands without prior written consent of Buyer.

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B6.4	Unique Keying and Consumables Exclusivity

B6.4.1	Unique Keying. Seller acknowledges that the Unique Keying in Consumables is a critical Buyer requirement. Also, one or more elements in most Unique Keying may be covered by Buyer’s patents. Seller, its employees, agents, subcontractors, and distributors will not make available, market, distribute, promote, disclose, or publicize the use of any material, mechanism, or information that may be utilized to circumvent the Buyer Unique Keying without first obtaining authorized written approval by Buyer.

B6.4.2	Consumable Exclusivity. Seller further acknowledges that it shall not make for itself or others (other than Buyer) Consumables that can be used with Buyer’s Equipment if such Consumables comprise Unique Keying or other Buyer specific Consumable design requirements unless otherwise agreed by authorized personnel of Buyer. This Consumables exclusivity serves to protect the intellectual property rights of the parties in their respective territories.

B6.4.3	Buyer’s Responsibility. Concerning the Unique Keying, Buyer specific Consumable design requirements and/or marketing activities conducted outside the Territory (if XC is the Buyer) or in the Territory (if FX is the Buyer) defined in 2006TA, any regulatory or legal claims, actions, demands, legal proceeding, liabilities, damages, losses, and/or judgments relating to the use of the specified unique keying feature in Consumables shall be deemed to result from a “defect” within the meaning of D8(e) of the 2006TA, and Buyer shall be responsible for indemnification pursuant to the terms of such section D8(e) for such defect.

B7.	Exclusive Tooling

B7.1	Title

All right, title and interest in and to Exclusive Tooling specified in a PSA-D, PSA-P, or any other signed agreements between Seller and Buyer shall be vested in Buyer from the commencement of the fabrication of Exclusive Tooling. Buyer bears the cost of Exclusive Tooling unless otherwise agreed. Seller holds Exclusive Tooling as bailee and shall not substitute any property for Exclusive Tooling or reproduce Exclusive Tooling except as expressly permitted in writing by Buyer. Seller shall make entries in its books showing that Exclusive Tooling is held for the account of Buyer and shall furnish to Buyer on demand a true and complete inventory of Exclusive Tooling held by Seller for any period of time requested by Buyer. Seller shall use such Exclusive Tooling exclusively for filling Buyer’s orders and return Exclusive Tooling to Buyer immediately upon demand. If Buyer does not make such request within two (2) years after Seller discontinues manufacturing Production Units, Seller, having given Buyer advance notice, may deliver all such tooling to Buyer, or dispose of same, at Seller’s option.

B7.2	Responsibilities

While Exclusive Tooling is in Seller’s custody or control, Seller shall be responsible for:

(a)	maintaining tooling fabrication and qualification schedule as agreed between the parties;

(b)	informing Buyer of the anticipated life expectancy of the tooling;

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(c)	using the Exclusive Tooling as intended and in a manner reasonably expected to provide the expected life expectancy of Exclusive Tooling for the benefit of Buyer;

(d)	visibly marking Exclusive Tooling to indicate Buyer ownership in a conspicuous manner;

(e)	maintaining Exclusive Tooling in good operating order, repair and condition;

(f)	compensating any loss or damage to Exclusive Tooling except for ordinary wear and tear; and

(g)	providing commercially reasonable warranty for the tooling in accordance with Buyer requirements.

B7.3	Seller agrees not to use nor make available to others any parts made from tooling owned by Buyer, or portions of the Production Units for which Buyer paid the development costs, or any features which Buyer and Seller agree are to be used exclusively on Production Units without obtaining the prior written permission of Buyer.

B7.4	Notwithstanding the provisions of this section B7.1, Buyer and Seller may agree to share the cost of Exclusive Tooling listed in an Appendix of the applicable PSA-D. Seller may use such cost-shared tooling for the production of products other than the Production Units in applicable PSA-D upon providing a notice to XC.

B7.5	Seller shall inform Buyer of Exclusive Tooling’s actual costs within three (3) months after the start of mass production units’ production. Alternatively, the parties may agree to Exclusive Tooling cost based on estimated cost only.

B7.6	In addition to Seller’s responsibilities specified in B7.2, Buyer reserves the rights to:

(a)	inspect tooling and parts made from tooling for final approval;

(b)	request progress reports during the fabrication of the Exclusive Tooling on an as-needed basis and as otherwise is commercially reasonable; and

(c)	request Seller to assist Buyer’s efforts to verify tooling assets within a reasonable time period in order to meet internal and external audit requirements of Buyer.

B7.7	Notwithstanding the provisions set forth in section B7.1 above, the parties may agree on a new arrangement where the title of the Exclusive tooling will be vested in the Seller. In such event, the parties shall specify the details of the arrangement, including but not limited to the cost sharing and responsibilities of the parties, in applicable PSAs and/or other signed agreement.

B8.	Deliverables

B8.1	Seller agrees to deliver the Deliverables in accordance with the Specifications, Milestone Schedule, and Manufacturing and Quality Plan (if such Quality Plan is applicable). Prototypes and Preproduction Units shall be delivered to the mutually agreed places by a written statement listing the items delivered and shall be sent on the delivery terms Buyer specifies in its purchase order. Other Deliverables, both tangible and intangible, shall be delivered to the mutually agreed places using the mutually agreed method outlined in a written statement.

B8.2	Buyer agrees to deliver Buyer’s deliverables in accordance with the Milestone Schedule. Buyer Components shall be delivered to the mutually agreed places by a written statement listing the items delivered and shall be sent on the delivery terms agreed between the parties. Other Deliverables, both tangible and intangible, shall be delivered to the mutually agreed places using the mutually agreed method outlined in a written statement.

B8.3	Deliverables List, if any, shall be attached as an Appendix to the applicable PSA-D.

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B8.4	Unless otherwise agreed, payment for Deliverables is not due until Deliverables have been delivered and accepted by the receiving party. The receiving party shall use commercially reasonable efforts to determine acceptance or rejection of Deliverables as soon as practicable.

B9.	Sales and Purchase of Prototypes and Preproduction Units

B9.1	Orders for Prototypes and Preproduction Units

According to Buyer’s purchase order, Seller shall deliver Prototypes and Preproduction Units to Buyer. Both parties shall mutually agree on lead time of the Prototypes and Preproduction Units, but Buyer shall only be committed to purchase those quantities set forth on purchase orders issued by Buyer or any other written agreement between the parties.

B9.2	Buyer’s acceptance procedure

With regard to delivery of the Prototypes and Preproduction Units, Buyer’s acceptance procedure shall be applied as specified in the relevant PSA-D in accordance with this section B9.2 and applicable Exhibit to the MPA. Both parties acknowledge that acceptance procedure may vary according to product type. Any program unique acceptance procedure shall be specified in each applicable PSA-D.

B9.3	Pricing and Delivery schedule

Pricing of Prototypes and Preproduction Units is set forth in the Appendix of the applicable PSA-D. Buyer and Seller acknowledge that the cost related to Buyer Components shall not be included in the prices of Prototypes and Preproduction Units. The cost related to Buyer Components for Preproduction Units is separately stated in the Appendix of the applicable PSA-D. The delivery schedule is set forth in the Milestone Schedule. Both parties shall mutually agree on lead-time of the Prototypes and Preproduction Units, but Buyer shall only be committed to purchase those quantities set forth on purchase orders issued by Buyer.

B9.4	Non-cancelability and change in order quantity

With Seller’s consent, Buyer may change the quantity of Prototypes that Buyer has ordered from Seller. In such case, Buyer shall pay all actual and reasonable costs Seller incurred due to the quantity change and which could not be avoided or reduced, including scrap fees, modification costs, parts costs and storage fees where applicable. However, should Buyer change the quantity of Prototypes it orders, Seller must use reasonable efforts to mitigate its damage.

With regard to Preproduction Units, Buyer’s purchase orders for Preproduction Units shall be binding and non-cancelable. Both parties agree that such purchase orders shall have no flexibility in quantity and any change of delivery date is not allowed.

B9.5	Delivery of Buyer Components

If Seller cannot satisfy purchase orders from Buyer due to quality or delivery problems arising from Buyer Components, Seller shall not be responsible for such supply problem. If necessary, Buyer and Seller shall discuss and determine Seller’s shipment of Prototypes and Preproduction Units without integrating Buyer Components to Buyer. In case of configuration change by such Seller’s shipment of Prototypes and Preproduction Units without the Buyer Components, Buyer and Seller may discuss and determine to change ship-to location to an alternate location that Buyer specifies with reasonable lead-time mutually agreed, so that Buyer may have the integration done in a different location.

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B9.6	Terms and conditions to be applied to Purchase Orders issued for Prototypes and Preproduction Units prior to executing a PSA-D

B9.6.1	Should purchase orders be issued for Prototypes or Preproduction Units prior to executing the applicable PSA-D, or a PSA-P if a program does not execute a PSA-D, the applicable terms and conditions of Part A and Part B of MPA shall govern and apply to such Purchase Orders. Once the applicable PSA-D or PSA-P is executed, the PSA-D or PSA-P shall supersede Purchase Orders in all respects

B9.6.2	Purchase Order Prices. Seller shall sell to Buyer the goods or services shown on a purchase order at the prices specified. Such prices are firm for the delivery period shown and are exclusive of taxes, freight and insurance. If charges for taxes, freight and insurance are applicable, they shall be separately stated on Seller’s invoice, except otherwise agreed by the parties.

B9.6.3	Packaging. Unless specified on the purchase order, no additional charge shall be made by Seller for packaging, marking, or storage. Unless otherwise agreed by the parties, all goods shall be packaged, marked, and otherwise prepared in accordance with good commercial practices, mutually agreed specifications, or applicable government regulations required for Prototypes and Preproduction Units. Seller shall be responsible for any loss or damage due to its failure to properly package, or pack the goods.

B9.6.4	Contents of Purchase Orders issued pursuant to this section B9.6. Section A3.3.1 provides a list of information to be included in relevant purchase orders.

B10.	Payment Terms

B10.1	PAS/NRE

B10.1.1	In the event that the parties agreed that Buyer shall pay to Seller PAS/NRE, or similar expenditures for development work for a program and in the event such PAS/NRE, or other expenditures are covered by a PSA-D, such PAS/NRE shall be payable as specified in B10.1.4 below or as set forth in the applicable Exhibit and/or PSA-D. If a program does not execute a PSA-D, PAS/NRE shall be specified in the relevant PSA-P.

B10.1.2	PAS/NRE shall be listed as an Appendix to the applicable PSA-D, PSA-P, or DIA for XC I/B, and DCA. Any revision thereof, agreed upon in writing by authorized representatives of each party, shall be added to the list of PAS/NRE and incorporated into the applicable PSA-D by reference and made an integral part thereof.

B10.1.3	Notwithstanding section B10.1.1 and B10.1.2 above, the PAS/NRE incurred when XC is the Seller shall be governed by the applicable DIA for XC O/B and SOD unless the situations change and the parties decide to enter into a PSA-D for a specific program in the future.

B10.1.4	All payments of PAS/NRE shall be made by Buyer in accordance with mutually agreed method and made in Seller’s currency on the 3rd working day of the second month after both the receipt of the correct invoice and debit note.

B10.1.5	Seller shall be fully responsible, and Buyer have no liability whatsoever, for any costs or other PAS/NRE incurred by Seller in performance of its obligations hereunder which are not expressly set forth in the attachment to the applicable PSA-D or SOD.

B10.1.6	In the event the parties agree that Buyer shall pay to Seller PAS/NRE, or similar expenditures for development work for activities which a program has not initiated, such as pay-study, the procedure stated in B10.1.2 and B10.1.3 are not applicable. The parties shall agree to apply the applicable terms of this MPA, unless otherwise agreed in writing between the parties. The agreed procedure of such PAS/NRE as of the Effective Date for XC Inbound MFP and Production Products are specified in Exhibit I-7 of the MPA.

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B10.2	Invoice and Payment for Prototypes and Preproduction Units

Seller shall submit an invoice to Buyer for Prototypes and/or Preproduction Units each time Seller delivers Prototypes and/or Preproduction Units to the designated Buyer carrier. All payments for the sale and purchase of Prototypes and Preproduction Units shall be made in Seller’s Currency on the 3rd working day of the third month after both the receipt of the correct invoice and title transfer of Prototypes and Preproduction Units. Such correct invoice shall be issued upon delivery of the Prototypes and Preproduction Units.

B11.	Manufacturing and Quality Plan

The parties agree to reach agreement on a Manufacturing and Quality Plan prior to the first build of Preproduction Units and to begin implementing such Manufacturing and Quality Plan beginning with the manufacture of Preproduction Units. Unless otherwise agreed between the parties, the Manufacturing and Quality Plan shall be attached as an appendix to PSA-P.

B12.	Warranty for Preproduction Units

B12.1	Seller represents and warrants that it shall provide sufficient qualified personnel to perform Seller’s obligations hereunder and shall perform all development in a competent and professional manner, in accordance with industry practices and standards generally applicable, and that it has the right and authority to grant the rights and licenses set forth in this MPA.

B12.2	Seller further represents and warrants that the Preproduction Units shall substantially conform to the Specifications and the then-current Manufacturing and Quality Plan.

B12.3	Seller further warrants that title to the Preproduction Units, when delivered to Buyer, is good, that transfer is lawful, and that the Preproduction Units shall be delivered free from any security interest or encumbrance.

B12.4	Detailed warranty terms for marketing Preproduction Units shall be specified in the applicable Exhibits I, II or III unless otherwise modified in the applicable PSA-D. If a program does not execute PSA-D, then the terms shall be as specified in the applicable Exhibits I, II, or III unless otherwise modified in the applicable PSA-P.

B12.5	DISCLAIMER

THE REPRESENTATIONS AND WARRANTIES STATED IN THIS PART B OF THE MPA AND IN PSAs THAT INCORPORATE THIS PART B ARE EFFECTIVE ONLY WITH RESPECT TO WORK AND PRODUCTS COVERED BY THIS PART B AND APPLICABLE PSAs AND ARE EXCLUSIVE IN LIEU OF ALL OTHER WARRANTIES, AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

B13.	Licensed Software

B13.1	The provisions of C15 of the MPA are incorporated herein except that the provisions of C15.9.1(a) and C15.10 shall not apply to Prototypes and Preproduction Units, unless otherwise agreed under section B12.4 above.

B13.2	In the event the Buyer provides Buyer-Provided Software, as defined in section C15.1.3 of the MPA, to the Seller, the Seller shall specify such Buyer-Provided Software under Buyer Components in an applicable appendix attached to the relevant PSA-D.

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B14.	Terms and Termination of a PSA-D

B14.1	Terms

PSA-D shall be effective as of the effective date set forth in each PSA-D and shall continue in full force and effect until all of the following conditions are satisfied;

(a) the development work thereof has been completed, and

(b) Prototypes and/or SimB1-ns have been received and accepted by Buyer, and

(c) applicable PAS/NRE have been paid from Buyer to Seller in accordance with the terms of such PSA-D, or

B14.2	Termination for convenience

Either party may, subject to prior consultation with the other party, terminate each PSA-D for convenience by providing the other party with ninety (90) days prior written notice of termination.

B14.3	Termination for cause

Either party may terminate PSA-D by notifying the other party in writing, if any of the following conditions occurs: (i) if the other party materially breaches PSA-D and such breach is not cured within thirty (30) days after written notice of breach by the terminating party; provided, however, that this provision shall not apply if such material breach is curable and commercially reasonable efforts to promptly cure such material breach are in good faith commenced within thirty (30) days of delivery of such written notice; (ii) after thirty (30) days if a petition for relief under applicable bankruptcy regulations is filed by or against the other party, or the other party makes an assignment for the benefit of creditors, or a receiver is appointed, and such petition or assignment is not dismissed, vacated or terminated within thirty (30) days; or (iii) immediately, if the other party commits a material breach that, by its nature, is not curable.

B14.4	Mitigation of hardship

Each party shall be obliged to make commercially reasonable efforts to mitigate any hardship and/or adverse effects thereof, which the termination of PSA-D will cause the other party.

B14.5	Effects of termination

B14.5.1	Buyer’s obligation.

In the event Buyer terminates PSA-D in accordance with section B14.2 or Seller terminates PSA-D in accordance with section B14.3, Buyer’s maximum obligation to Seller shall be to pay and/or refund to Seller for the services completed as of the date of notice of termination, Prototypes and/or SimB1-ns delivered. In addition, Buyer shall be responsible for reimbursing Seller for actual, reasonable expenses incurred by Seller which could not be avoided or reduced, including reasonable winding-up expenses, work in process material to support Buyer’s open purchase orders prior to the date of actual termination, provided that Seller shall provide to Buyer such evidence of reimbursable expenses as Seller requires. For clarification, Seller’s obligation to minimize actual and reasonable expenses by Seller commences as of the date Seller receives the notice of termination.

B14.5.2	Seller’s obligation.

In the event Seller terminates PSA-D in accordance with B14.2 or Buyer terminates PSA-D in accordance with section B14.3, Buyer, in its sole discretion, shall have the following options, which are Seller’s maximum obligation to Buyer:

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(a)	In addition to the rights conferred to Buyer under the 2006TA, Buyer may continue the development of Product planned under terminated PSA-D at its own discretion and bearing development cost and, Seller hereby grants to Buyer an irrevocable, fully paid-up license and design rights as necessary to continue the development of the Product, as applicable to existing deliverables to Buyer which Seller has developed and created under terminated PSA-D by the date of termination. Seller shall also provide, at the request of Buyer, existing documentation which are relevant to enable Buyer to continue the development of the Products into Production Units to the extent commercially reasonable. Should such license grant described above be implemented for development of the Product, both parties agree to meet in a timely manner to negotiate in good faith the process of such implementation; and/or

(b)	Seller shall promptly refund all unused payments previously made by Buyer in connection with the terminated PSA-D.

B14.6	Return of related materials

In the event of termination or upon expiration of PSA-D for any reason, each party may retain Technical Information and other materials and information to which it is entitled under the 2006TA. Exclusive Tooling and other tangible items belonging to the other party shall promptly be delivered to the other party unless an authorized representative of the owning party agrees that such items shall be retained by the other party or destroyed. Except as provided in the 2006TA or in applicable license agreements, copyrightable items, including derivative works, shall be used and controlled in accordance with the copyrights of the respective parties, and in the event the possessing party does not have rights in such copyrightable items, such items shall be promptly returned to the owning party or identified to the owning party and certified as destroyed and removed from files or memory devices of the possessing party. Except as provided above, Confidential Information of the other party, including duplicates, summaries, and items incorporating confidential information of the other party, shall be promptly returned to the other party or certified as destroyed and removed from memory devices of the receiving party. For items not otherwise described above in this section B14.6, each party shall return to the other party any and all documentation, materials, work product and all copies made thereof, which were obtained by either party from the other party or which were developed by Seller as a result of the development under related PSA-D.

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Part C. Mass Production Terms and Conditions

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PART C. TABLE OF CONTENTS

C1.	Purpose and Scope of Part C of the MPA	36
C2.	Reference Documents	36
C3.	Exclusive Features	36
C4.	Pricing and Payment Terms	37
C5.	Trade Terms	38
C6.	Supply and Demand Rules	38
C7.	End of Life/Discontinuance	38
C8.	Specification and Change	39
C9.	Manufacturing and Quality Control	41
C10.	Remanufacturing and Domestication	42
C11.	Servicing and Documentation	43
C12.	Exclusive Tooling	45
C13.	Engineering Work and Support	45
C14.	Warranty	45
C15.	Licensed Software	46
C16.	Terms and Conditions to be applied to purchase orders for Production Units issued prior to executing PSA-P	51
C17.	Terms and Termination of a PSA-P	51

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C1.	Purpose and Scope of Part C of the MPA

Purpose and Scope of Part C is set forth in sections A3.2.1 and A3.2.2 of this MPA.

C2.	Reference Documents

The terms and conditions of 2006TA and the referenced documents listed in this section C2 and/or specified in respective Exhibits and PSA (collectively, “Reference Documents”) are incorporated into the applicable PSA, unless explicitly stated otherwise. The terms of each Reference Document as of the effective date of a particular PSA will continue to apply to such PSA notwithstanding any subsequent amendment of such Reference Document unless the PSA or such amendment to the Reference Document specifically provides otherwise or the amended Reference Document specifically provides that it supersedes the prior Reference Agreement for previously executed agreements.

1.	Standardized Currency Risk Sharing Methodology (“CRSM”) effective as of January 1, 2000 between XC and FX;

2.	Amended and Restated Vendor Managed Inventory Agreement (“VMI Agreement”) effective as of December 1, 2011 as amended;

3.	Agreement on Trade Terms for Multinational Transactions effective as of December 1, 2003, and Amendment to Agreement on Trade Terms for Multinational Transactions effective as of December 1, 2009, collectively “DDU Agreement” or as thereafter amended from time to time;

4.	Letter Agreement on New “Modified DDU” Process effective as of June 1, 2004, Amendment No.1 to Letter Agreement on New “Modified DDU” Process effective as of July 1, 2007, and updated Attachment II “Roles and Responsibilities under DDU” to Letter Agreement on New “Modified DDU” Process dated February 14, 2011, collectively, “Modified DDU Letter Agreement” or as thereafter amended from time to time;

5.	XC/FX Remanufacturing and Conversion Compensation Agreement (“RCCA”) effective as of November 30, 2009 as amended;

6.	Parts and Consumables Pricing Agreement (“P&CPA”) dated effective as of February 28, 2007 as amended;

7.	Burns/Yamamoto December 19, 2006 Transfer Pricing Principles Document;

8.	2012 Process Principles and Framework for Setting Transfer Prices (“TP Framework”) effective as of May 1, 2012;

9.	Corporate Warranty Agreement (“Warranty Agreement”) effective as of September 1, 2011, as amended from time to time;

10.	Letter Agreement on De-featured CRUM Purchasing for Xerox Phaser effective as of February 25, 2004;

11.	Software License Fee Payment Agreement (“SLF Payment Agreement”) with effective date of April 1, 2009, as amended;

12.	Letter agreement on the supply/demand process for Spare Parts (“Spare Parts Letter Agreement”) as of March 23, 2010; and

13.	Electronic Industry Code of Conduct Agreement as of December 1, 2008 as amended.

C3.	Exclusive Features

Terms and conditions relating to Exclusive Features are set forth in section B6 of this MPA.

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C4.	Pricing and Payment Terms

C4.1	Pricing

The prices for Production Units shall be specified in each PSA pursuant to provisions of Exhibits I-III of this MPA. Pricing for Production Units may be adjusted after the execution of the applicable PSA as specified in the applicable Exhibit and the PSA, by mutual written agreement of the parties, or in accordance with the applicable Reference Documents.

C4.2	Payment Terms

Buyer shall pay for Acquired Products on the 3rd working day of the third month after both Buyer’s receipt of the correct invoice and after title to the applicable Acquired Products has transferred except for the following Acquired Products that;

(a)	the VMI Agreement governs and applies to;

(b)	the relevant Exhibit of this MPA or the relevant PSA specify different payment terms; or

(c)	authorized executives of the parties otherwise agree in writing.

Seller shall send the invoice to Buyer only after transfer of title.

Either party when discovering an invoice discrepancy shall notify the other party immediately in writing to initiate investigation of the invoice. Buyer and Seller shall negotiate in good faith to resolve the discrepancy. Such invoices shall not be deemed past due until such discrepancy has been resolved. In the event that a discrepancy in payment or invoicing is discovered after payment has been made, Seller, after consultation with Buyer, shall adjust and submit to Buyer a corrected invoice or issue a credit or debit, as the situation requires.

C4.3	DDU expenses

DDU expenses, if applicable, will be allocated between the parties in accordance with the     then applicable DDU Agreement and Modified DDU Agreement.

C4.4	Currency Risk Sharing

C4.4.1	Unless a PSA covering the purchase and sale of Production Units specifies a fixed price in a specified currency for certain Production Units or when CRSM is excluded pursuant to a PSA or by an applicable corporate agreement, the parties shall share currency risk using the then current currency sharing formula agreed upon between the parties.

C4.4.2	The parties acknowledge that the application of CRSM will incorporate and be governed by the final corporate agreement concerning transactions to which CRSM shall apply. For transactions to which CRSM applies, the purchase price to Buyer shall be calculated using the formula specified in C4.4.3 below. For transactions to which CRSM does not apply, the purchase price to the Buyer shall be in the currency shown in the appendix of the applicable PSA.

C4.4.3	As of the Effective Date of this MPA, the following formula is the CRSM formula:

{ [(Base Rate + Market rate)/2] / Base Rate } = Rate in the applicable Base Currency

C4.4.4	Base Exchange Rate. Where applicable, the parties shall apply the Base Exchange Rate (“BER” or “Base Rate”, which is called the “Baseline Rate” in CRSM) for Production Units in accordance with section 1.A.3 of CRSM. The BER for Equipment, Options, and Prime Consumables as defined in TP Framework, or other Consumables which are mutually agreed in individual PSA to be subject to CRSM shall be stated in an appendix of each PSA. For Spare Parts and certain Consumables, corporate annual Base Rate defined in section 1.A.3 of CRSM shall apply.

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C4.4.5	In accordance with section 1.A.4 of CRSM, currency risk sharing shall be based on invoice creation date.

C4.4.6	It is the parties’ expectation that the BER shall remain unchanged for the life of Equipment, Options, and Prime Consumables as defined in TP Framework, or other Consumables which are mutually agreed in individual PSA to be subject to CRSM, except that, for Spare Parts and certain Consumables, the corporate annual Base Rate defined in section 1.A.3 of CRSM shall apply. In the event that the parties experience a large currency fluctuation as provided in section 2.C.1 of CRSM, then the parties shall take necessary measures stipulated in 2.C.1 through 2.C.2 of CRSM.

C5.	Trade Terms

C5.1	Production Units to which the VMI program applies: The trade terms shall be applied in accordance with the VMI Agreement.

C5.2	Production Units to which the VMI program does not apply: The trade terms shall be specified in the relevant Exhibit of this MPA and such terms shall apply to all PSAs incorporating the said Exhibit.

C6.	Supply and Demand Rules

C6.1	Usual terms for ordering and delivery. Matters related to ordering and delivery of Production Units such as lead time including one for ramp up period and flexibility shall be specified in the relevant Exhibit of this MPA and such terms shall apply to all PSAs incorporating the said Exhibit unless the PSA specifically provides otherwise.

C7.	End of Life/Discontinuance

C7.1	Equipment and Options

C7.1.1	Discontinuance of Equipment Subject to VMI Program. Relevant sections of the VMI Agreement, such as without limitation section 3.12, shall govern discontinuance/end of life process and responsibilities of the parties.

C7.1.2	Discontinuance of Non-VMI Equipment. The terms and conditions of either party wishing to discontinue purchasing or sale of Equipment, shall be specified in the relevant Exhibit of this MPA and such terms shall apply to all PSAs incorporating the said Exhibit unless the relevant PSA specifically provides otherwise.

C7.1.3	Discontinuance of Options. Discontinuance of purchasing or sales of Options shall usually be subject to the terms and conditions for discontinuance of relevant Equipment. However, End-of-life provisions for Options may be negotiated separately if Buyer requests Seller to continue supplying such Options after the discontinuance of the Equipment.

C7.2	Spare Parts and Consumables

When the production or purchasing of the Equipment has terminated or permanently ceased, Seller shall, unless the PSA specifically provides otherwise, remain responsible for supply of Spare Parts and Consumables for seven (7) years from the date of whichever applies of the following:

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(a)	termination of production of Equipment; or

(b)	stop order taking (“SOT”) date of Equipment if the Equipment is made by a third party.

In the event that Buyer requires an end of life purchase for Spare Parts and Consumables for use after such seven-year period, Buyer is responsible to make that purchase during such seven (7) year period and to keep the inventory. If Seller should encounter or anticipate difficulty in supplying any Spare Parts or Consumables for the aforementioned seven (7) year period of supply, Seller will promptly notify Buyer and the parties will work in good faith to find an acceptable solution. If Buyer requests in writing an extension to the Stop Order Taking date for Spare Parts or Consumables, the Parties agree to discuss and negotiate the date, however, Seller reserves the right to determine the actual SOT date.

The parties recognize that in instances where Equipment comprises individual modules manufactured by third parties such as, without limitation, certain DFE’s, the Seller may anticipate, based upon its agreement with such independent supplier, that the aforementioned seven (7) year period may not be available for such individual modules and related Options, Consumables, and Spare Parts. In such instances, Seller will inform Buyer, and the PSA will incorporate end-of-life terms based upon the terms available from the independent supplier. Seller agrees to use good faith efforts to negotiate end-of-life terms that provide the aforementioned seven (7) year period whenever such terms are reasonably possible.

C7.3	Delay of Follow-on Product

In the event the delivery schedule of a planned follow-on product of the current Production Units being developed by Seller is delayed, Buyer and Seller shall negotiate in good faith to find an acceptable solution including, but not limited to, adjustment of the end of life date for the Production Units.

C7.4	Request for Bidding Support

Even after the discontinuance/end of life notice, in the event that Buyer needs Production Units to fulfill a customer request, demand or an ability to make and fulfill customer bids, Seller will make commercially reasonable efforts to supply the applicable Production Units to Buyer.

C8.	Specification and Change

C8.1	Conformance to Specifications. All Production Units supplied to Buyer by Seller shall conform to the Specifications attached to each PSA.

C8.2	Change in Specifications. If either party requests the other for a change in the Specification, such matters including engineering fees, and other design and development cost factors shall be determined upon mutual discussion and written agreement of the parties. The Parties may optionally include within any PSA (including as an Exhibit) a specific process for providing notice and approval for design changes (“Change Control Procedures”).

C8.3	Impact Upon Costs. If any Buyer or Seller request for a change in the Specification as described in section C8.2 above results in an increase in the length of time required for the manufacture or delivery of those items to Buyer or increase or decrease in the cost of the applicable Production Units, then:

C8.3.1	the parties shall mutually agree (i) to an extension of time of delivery without the Seller incurring any liability for such extension; (ii) any price adjustments for items equal to the cost of the changes; or (iii) on such matters including engineering fees and other cost factors, or

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C8.3.2	If Seller is requesting a change in Specifications, Buyer may elect not to accept the proposed change in the Specification, and if Seller cannot provide the Production Units in accordance with the agreed-upon Specification for any cause not attributable to Buyer, then Buyer may either accept the proposed change in Specification or cancel orders of previously placed orders for Production Units that cannot conform to agreed-upon Specifications; provided, however, that Buyer shall not unreasonably withhold its acceptance of such changes if such change in the Specification shall not substantially negatively affect the time, delivery or performance of the applicable Production Units. Buyer shall be under no obligations to accept changes in Specifications that materially adversely affect system performance or that increase the agreed-upon transfer price for the Production Units. However, if the change in Specifications requested by Seller is unavoidable and not attributable to actions or inactions by Seller, the parties shall, without obligation to accept material changes or increases in cost, discuss fair and appropriate countermeasures to such change in good faith.

C8.4	Changed Safety Standards. Should any of the Safety Standards (as defined in section A7 (Compliance with Laws) of this MPA) be changed or modified for any reason, or should new Safety Standards become applicable, Buyer shall furnish Seller with information regarding the change promptly upon learning of such information. If a change of Safety Standard comes to Seller’s knowledge and Seller has a reasonable doubt that Buyer does not know of such change, Seller shall voluntarily notify Buyer of such information as far as Seller knows in relation to current products or currently planned products. For avoidance of doubt, Seller is not obligated to inquire into Safety Standard in Buyer’s marketing territory. Seller shall modify Production Units (except Buyer Components) so as to satisfy such new Safety Standards and, unless otherwise agreed in writing, obtain clearance, passage, or listing by a competent organization or authority. Unless otherwise agreed in writing, Seller shall be responsible for the costs of such modifications arising from the Safety Standard change except that if Buyer’s delay in notifying Seller resulted in Seller not having a commercially reasonable period to deal with such changed Safety Standard, then Buyer shall be responsible for the costs of such modifications until Seller has a commercially reasonable period to deal with such Safety Standard change. Provided, however, for Production Units to be marketed primarily only in Low Penetration Markets (as defined below), unless otherwise agreed, Buyer shall generally be responsible for the costs of such modifications. For Low Penetration Markets, the costs of such modifications shall be negotiated in good faith between the parties.

Seller shall not be liable for any damage or claim arising from violations of the changed or modified Safety Standards or the application of new Safety Standards unless Seller has already known of such changed, modified or new Safety Standards (for the avoidance of doubt, Seller shall not be obligated to inquire into such new Safety Standards by itself) or receives from Buyer or a third party information identifying the changed or modified or new Safety Standards beforehand within a reasonable preparation period, in which case Seller shall be liable for violations that could have been avoided.

Low Penetration Markets shall be described in each PSA for the purchase and sale of Production Units. If such a PSA fails to describe the applicable Low Penetration Markets, then the parties agree that no Low Penetration Markets are applicable to the PSA.

C8.5	Meeting Safety Standards. No Production Units shall be delivered by Seller until they have passed the Safety Standards, and have been listed by a competent organization or authority. However, if Buyer so directs or gives its consent in writing, Seller shall be entitled to ship any portion of Production Units, without incurring any liability on the part of Seller, before such clearance or listing is final.

C8.6	Buyer Internal Safety Standard. In addition to the above, Seller shall be responsible for compliance of the Specification of Production Units and relevant requirements included in the currently applicable internal safety standards of Buyer identified in this subsection C8.6. The common internal safety standard for XC and FX is identified as C11-EHS-700 Series. Buyer’s internal safety standard shall be “currently applicable” if Buyer has notified Seller of any proposed change from Buyer’s previously mutually accepted internal safety standard with a reasonable preparation period and Seller accepts the proposed change.

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C8.7	Sales by Seller of Similar Products. In the event that the Safety Standards applicable in the countries where Seller sells product substantially similar to Acquired Products should be changed or modified for any reason, or new Safety Standards should become applicable, Seller, without obligation, will make good faith efforts to provide information relating to such Safety Standards as reference data for Buyer.

C8.8	Replacement Units. Subject to the provisions of section C8.4 above, if Buyer requests Seller to provide fully tested field replacement units (“FRUs”) and/or engineering replacement units (“ERUs”) to modify the Production Units that are in Buyer’s or its distributors’ inventory or installed at end user customers’ sites and that were delivered before Seller delivers Production Units in compliance with new Safety Standards, Seller shall, at Buyer’s expense, provide the FRUs and/or ERUs. Buyer shall, at its own expense, implement the modification using the FRUs and/or ERUs.

C8.9	Presale Upgrades. In the event that modification of a Production Unit that is in inventory, transit or at VMI Hub as defined in VMI Agreement is required by a change of the Safety Standards or an enforcement of new Safety Standards, Buyer and Seller will discuss the process and expense allocation for such modification in good faith.

C9.	Manufacturing and Quality Control

C9.1	Manufacturing

The Seller is responsible for manufacturing the Production Units in accordance with a Manufacturing and Quality Plan. Unless otherwise agreed between the parties, the Manufacturing and Quality Plan shall be attached as an appendix to the PSA. The parties agree that they will not unreasonably withhold agreement to substitute existing documentation for a full Manufacturing and Quality Plan.

C9.2	Inspection and Test Procedures

Seller shall develop and employ inspection and test procedures designed to assure that all outgoing Production Units manufactured by Seller meet quality levels, defined as conformance with all requirements of the respective Specifications or substitute agreed upon document. The test and inspection procedures shall specify the actual steps to be taken in the testing of outgoing material from Seller’s location. Seller shall approve all outgoing Production Units manufactured by Seller in accordance with procedures mutually approved by Buyer and Seller as set forth in the Manufacturing and Quality Plan attached as an appendix to the PSA. Only Production Units that are approved shall be shipped unless Buyer specifically agrees in writing to receipt of non-conforming goods.

C9.3	Manufacturing and Quality Plan

C9.3.1	For those Acquired Products in respect to which a Manufacturing and Quality Plan is attached to a PSA as an appendix, Seller shall inspect such Acquired Product before shipment according to the Manufacturing and Quality Plan.

C9.3.2	The parties expect this Manufacturing and Quality Plan may require changes over time and may be modified by mutual agreement of the parties.

C9.3.3	The parties agree to use reasonable efforts to reach the targets set forth in the Manufacturing and Quality Plan, but failure to reach such targets shall not constitute a breach of this MPA or an applicable PSA.

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C9.3.4	All changes in Production Units that affect the form, fit, function or any performance requirement of the Specifications shall be executed in conformance with the change control procedures described in the PSA or Manufacturing and Quality Plan.

C9.4	Buyer Incoming Inspection

Buyer shall have the right to conduct at its expense an incoming inspection of Production Units at the destination of its choice within sixty (60) calendar days from the date of physical delivery to premises under Buyer’s control in accordance with mutually agreed upon incoming inspection procedures as set forth in the Manufacturing and Quality Plan. In the event that Buyer exercises its rights to conduct an incoming inspection, Buyer shall notify Seller of the results of such inspection (acceptance or rejection) within two (2) weeks after conducting the incoming inspection. Seller will continue to ship Production Units during such inspection period unless Buyer provides Seller with a written notice requesting Seller to hold shipment. If Buyer rejects any Production Unit due to failure to meet the agreed upon inspection criteria and/or Specifications, then Seller shall provide one of the following remedies mutually agreed upon by the parties: (i) repair the rejected Production Unit at Seller’s expense, or (ii) send a replacement part to Buyer by expedited delivery, if reasonably required, or (iii) issue a credit for the rejected Production Unit. Buyer further agrees to permit Seller a reasonable opportunity to verify any inspection results in question as requested.

C9.5	Buyer Responsibility

Buyer shall be responsible for any failures resulting from, but not limited to, storage and/or transportation of Production Units after risk of loss has transferred to Buyer, provided that Seller has complied with agreed packaging specifications. In the event that packaging Specifications are not provided for fragile and/or expensive Acquired Products, then Buyer shall be entitled to open discussions with the Seller regarding the type and requirements of packaging.

C9.6	Manufacturing Location Change

The manufacturing site of each Production Unit shall be specified in the Manufacturing and Quality Plan. In the event Seller desires to change the manufacture site of the Equipment, Options, and Consumables manufactured by Seller and Spare Parts specifically listed in a PSA during the term of the applicable PSA, ninety (90) days advance written notice including a detail relocation plan shall be sent to Buyer and Seller shall obtain Buyer’s consent for quality control purposes. Such consent shall not be unreasonably withheld.

C10.	Remanufacturing and Domestication

C10.1	Remanufacturing and Conversion

Terms and conditions for remanufacturing and/or conversion of Equipment and Options shall be governed by the RCCA, where applicable. The applicable PSA may include provisions setting forth whether remanufacturing and/or conversion is expected at the time of the execution of such PSA. The parties recognize that such expectation may change over the life of the program. Certain Equipment and Options sourced from third parties may be outside the scope of this section C10.1.

C10.2	Technical Information

In relation to operations not covered by the RCCA, including without limitation processes to configure newly manufactured Production Units for sale, Seller shall provide, at Buyer’s reasonable request, Technical Information and/or tools (software and/or hardware) that is reasonably necessary to enable Production Units to perform as set forth in the Specifications and to understand, program, reset, and/or monitor digital metering components of Production Units, including without limitation, meter reset tools and CRUM formatting, programs and settings. Hardware tools, if any, shall be provided at actual direct cost of the hardware plus a negotiated

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percentage covering handling charge applicable to each hardware tool. Technical Information and software, including without limitation diagnostic software that are in Seller’s possession, shall be provided without charge in accordance with the Gatekeeper process outlined in 2006TA. The parties shall agree in writing on the intended use of such Technical Information and/or tools. Buyer shall use such Technical Information and/or tools only for the intended purpose agreed between the parties.

C10.3	Domestication

At the option of Buyer, Buyer may manufacture or have made Production Units or portions thereof in accordance with the terms of local law, section D2 (Manufacturing License Fee) and E11 of the 2006TA, and where applicable, P&CPA, TP Framework, and the relevant PSA as such agreements are amended from time to time. The prices and SDF, as defined in section 2.15 of the TP Framework, of Equipment, Options, and Prime Negotiation PAC Package, as defined in P&CPA, shall be negotiated between the parties in accordance with the terms specified in the TP Framework. The terms and conditions for PAC Package and Type 1 and Type 2 Parts, as respectively defined in P&CPA, including the prices of PAC other than Prime Negotiation PAC Package, shall primarily be governed by P&CPA unless otherwise governed by the TP Framework. At Buyer’s request, Seller shall make available, at prices and terms in accordance with the P&CPA, materials, parts and tools reasonably requested by Buyer to support domestication. In addition, Seller will provide reasonable technical assistance (including without limitation copies of relevant specifications and prompt disclosure of the information and tools described in section C10.2 above) and shall provide technical support in accordance with the terms specified in section 5.4 of Part III and IV of P&CPA, as applicable. The applicable PSA may include provisions setting forth whether domestication of Prime Negotiation PAC Package is expected at the time of the execution of such PSA. The parties recognize that such expectation may change over the life of the program. Certain Equipment and Options sourced from third parties may be outside the scope of this section C10.3.

C10.4	Use of Recycled Parts

If Seller wishes to use recycled or remanufactured parts for Acquired Products, Acquired Product shall comply with Specifications and Seller shall notify Buyer of its plan to use recycled parts. Production Units using recycled parts will be covered by the Warranty Agreement. Buyer will not unreasonably withhold its consent for Seller’s plan to use recycled parts for the Acquired Product. If Buyer needs detailed information about Seller’s use of recycled parts, Seller shall provide such information upon Buyer’s reasonable request.

C11. Servicing and Documentation

C11.1	Buyer shall, at its own responsibility and expense, provide after-sales service and maintenance of Equipment and Options for its customers. Any remedies under C14 of this MPA shall be provided only to Buyer.

C11.2	Buyer Responsibility for Spare Parts. Buyer is responsible for maintaining at its own cost and expense an adequate stock of Spare Parts. Pursuant to purchase orders placed with Seller, Seller shall supply Buyer with Spare Parts at prices listed in an appendix of the PSA.

C11.3	Unless the P&CPA applies to the applicable Spare Parts, the prices of Spare Parts shall stay constant during the term of the applicable PSA unless and until Seller notifies Buyer at least six (6) months in advance of any revision of the prices due to commercially reasonable and justifiable reason(s) on the part of Seller and for as long as Seller has agreed pursuant to EOL terms specified in C7 of this MPA to supply the Spare Parts.

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C11.4	Expected Service Documentation

For each PSA, Seller shall supply Buyer, in accordance with the Gatekeeper process where applicable, with Documentation requested by Buyer to prepare and publish service documents and manuals for Production Units. The following are expected to be requested and provided for most PSA’s:

(a)	Spare Parts Pricing lists

(b)	Parts location diagrams

(c)	Block diagrams with signal flow

(d)	Exploded mechanical views

(e)	Planned maintenance procedures and schedule

(f)	Installation and checkout

(g)	Diagnostic and verification procedures

(h)	Calibration information and schematics

(i)	Any other information required for training service personnel agreed between the parties.

C11.5	End User Documentation

Buyer may request materials for use by Buyer to prepare Documentation, brochures and other product literature, including, but not limited to, operator manuals, maintenance and parts manuals, catalogs, specification sheets, and other data necessary or appropriate for the sale and subsequent support of Production Units or to satisfy legal or end user requirements. Upon Buyer’s request, Seller shall provide to Buyer, on an ongoing basis during the term of a PSA, at Seller’s expense, such existing materials in camera ready electronic file, electronic source file, and hard copy form in the English language and any other language applicable outside the Territory (for XC) and inside the Territory (for FX) provided that they are in Seller’s possession and available in English and/or such other languages. At a minimum, such documentation shall be those documents that are supplied generally by Seller to its customer service engineers and/or technical specialists for the Production Units. If the materials are written in Japanese, and translation into English or other languages is required, Seller shall provide such materials in Japanese. Unless otherwise agreed in writing, Buyer shall be responsible for translation of received materials into languages not available from Seller.

C11.6	Service Documentation

Buyer may reasonably request all engineering drawings and other documentation (by part number) that are necessary or appropriate to fulfill Buyer’s service obligations for Production Unit. Upon Buyer request, Seller shall provide to Buyer, on an ongoing basis during the term of a PSA, at Seller’s expense, such existing drawings and documentation in camera-ready electronic file and hard copy form in the English language and any other language applicable outside the Territory (for XC) and inside the Territory (for FX) provided that they are in Seller’s possession and available in English and/or such other languages. If the drawings and documentation are written in Japanese and translation into English or other languages is required, Buyer shall be responsible for the translation.

C11.7	Documentation License

To the extent not already granted by the 2006TA and subject to any obligations imposed on Seller by its third party licensors, Seller grants to Buyer a royalty-free, non-exclusive, multi-site right and license to use, reproduce (in any medium including firmware), prepare derivative works of, display, perform and distribute Documentation outside the Territory (for XC) and inside the Territory (for FX) with a right to sublicense the same to its Subsidiaries, and may grant its contractors and authorized distribution channels the same rights solely in connection with the

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applicable Production Units. The parties agree that any translation or other localization of the Documentation permitted hereunder constitute a derivative work that does not reflect or contain significant added value and will be owned by Seller pursuant to Part B of the 2006TA.

C12.	Exclusive Tooling

Terms and conditions relating to Exclusive Tooling are set forth in section B7 of this MPA.

C13.	Intentionally left blank

C14.	Warranty

C14.1	Incorporation of Warranty Agreement

The Warranty Agreement and its successors shall be deemed incorporated herein. Except as provided in section C15.9 and C15.10 below relating to Licensed Software Warranties, all terms and conditions, including but not limited to Normal Warranty and Systemic Defect specified in the Warranty Agreement shall apply to all PSAs under this Part C of the MPA.

C14.2	Eligible Populations of Less than 1000 units of Equipment

Subject to section III 2.2.(b) of Warranty Agreement, when the total production of the Equipment is less than 1000 units over the four month period that determines an Eligible Population, the terms and conditions under this section C14.2 shall apply unless otherwise agreed:

1)	In the event that the number of Equipment that is based on a particular Equipment platform produced over a four consecutive month period is between 401 units and 999 units and delivered under applicable PSA(s), the total number of the units produced over such four consecutive month period shall be deemed as the Eligible Population. The number of occurrences of defects required under section III 2.2(a)(iii) of Warranty Agreement shall be five (5) percent of such Eligible Population.

2)	In the event that the number of Equipment based on a particular Equipment platform produced over a four consecutive month period is 400 units or less and delivered under applicable PSA, the number of occurrences of defects required under section III 2.2(a)(iii) of Warranty Agreement shall be 20, and the Systemic Defect Warranty remedies shall become applicable upon the occurrence of the twentieth (20th) Systemic Defect failure applicable to the Equipment produced over a four consecutive month period.

3)	In the event that the total number of the Equipment produced over a four consequence month period is less than 20 and the identical failure occurs on almost all (including all) of such produced Equipment, both parties may discuss whether the remedies are applied or not on a case by case basis.

If the parties decide that the provisions of this section C14.2 do not apply, then the relevant PSA shall specify the terms and conditions, if any, which will specifically apply to such relevant PSA. In the event that the applicable PSA does not specify the terms and conditions, then this section C14.2 shall apply.

For clarification, the parties shall determine and specify in the applicable PSA(s) whether the Equipment covered under multiple PSA’s comprise variations upon a common platform such that units under multiple PSA’s shall be aggregated when determining Eligible Population.

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C15.	Licensed Software

C15.1	Definition

C15.1.1	“Licensed Software” shall collectively mean Embedded Software and Distribution Software. “Embedded Software” shall mean any and all controller software, application software, operating software, and firmware embedded inside the Equipment, Options, Spares Parts, and/or Consumables, whether or not specifically designated in the appendix of the applicable PSA. “Distribution Software” shall mean any driver software, controller software, operating system software, application software which do not comprise Embedded Software, and/or any derivative works, enhancements, improvements, additions, maintenance modifications, updates, upgrades, or other versions of Embedded Software, which will be supplied separately from Embedded Software. Licensed Software does not include any operating software, application software or firmware delivered with or within the Buyer Components (whether on a standalone or embedded basis) and standalone application software in respect to which the parties separately enter into a license agreement, including but not limited to Free Flow®, DocuShare® and DocuWorks®.

C15.1.2	“Program Specific License Agreement” or “PSLA” means a program specific license agreement, if any, which may be executed prior to the execution of the PSA to identify the Licensed Software in conjunction with Acquired Product to be licensed pursuant to the terms of this section C15 and to provide any additional or different license terms for the Licensed Software than the terms that are specified in this section C15. Upon execution of the PSA, a PSLA shall be attached to the PSA as an appendix and shall become an integral part thereof. The Parties agree that in the event of an actual conflict between the terms and conditions in a PSLA and a PSA (i.e., terms which are contained in the PSA but are not contained in the PSLA do not constitute a conflict) the terms and conditions of the last PSLA or PSA to be executed will control provided that such last PSLA or PSA to be executed specifically refers to the prior provision intended to be superseded by the later agreement.

C15.1.3	“Buyer-Provided Software” shall mean software provided by the Buyer to the Seller to add into the Licensed Software. Buyer shall provide Seller with copies of Buyer-Provided Software specified under Buyer Components in an applicable appendix attached to the relevant PSA-D or PSA-P, and Buyer shall license the Seller for the sole purpose of embedding such Buyer-Provided Software into the Licensed System and system testing and technical support analysis related to such Buyer-Provided Software. In case the Buyer-Provided Software contains “Third Party Software”, as defined in section C15.5.1 herein, the Buyer is responsible for the payment of applicable “Third Party Royalties”, also defined in section C15.5.1 below. Buyer is responsible for the cost of Buyer-Provided Software. The parties agree that during the Transfer Price negotiations, the parties will determine the effect, if any, of royalties paid by Buyer for software provided to Seller and whether such royalties shall be considered in relation to Exhibit 3 of the TP Framework. Buyer-provided software may be documented in the pricing memo and/or PSA exhibits.

C15.2	License from Seller

C15.2.1	License Grant to Embedded Software. Subject to any PSA or PSLA containing additional or different license terms for specific Acquired Products, Seller grants to Buyer a non-transferable, non-exclusive, right and license outside the Territory (if XC is the Buyer) or in the Territory (if FX is the Buyer) to use, translate and localize, display and, by itself and/or through subsidiaries and authorized distribution channels, sub-license, market and distribute to end-user customers by sublicense, the Embedded Software in object code format and solely as part of the Acquired Product, unless otherwise stipulated in the relevant PSA or PSLA.

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C15.2.2	License Grant to Distribution Software. Subject to any PSLA containing additional or different license terms for a specific PSA, Seller grants to Buyer a non-transferable, non-exclusive, multi-site right and license outside the Territory (if XC is the Buyer) or in the Territory (if FX is the Buyer) to use, reproduce (in any medium including firmware), translate and display and, by itself and/or through subsidiaries and authorized distribution channels, sub-license, market and distribute to end-user customers by sublicense, the Distribution Software in object code format and solely as part of or in conjunction with the applicable unit of Acquired Product, unless otherwise stipulated in the relevant PSA or PSLA.

C15.2.3	Buyer and Buyer Affiliates may continue to distribute Licensed Software after Equipment’s End of Life subject to the conditions set forth in the applicable license grant, to conditions within the applicable PSA, and/or to the limitations upon the content and duration of Seller’s software technical support as provided in section C15.8 below or other applicable agreement.

C15.3	Limitations of License Grant

Neither Buyer nor its authorized distributors and their respective customers shall have any right to modify, reverse engineer, disassemble or decompile any part of Licensed Software, and title to Licensed Software resides solely with Seller and its vendors or licensors. The license described in the preceding section C15.2 is subject to Buyer, in connection with its marketing and distribution of the applicable Acquired Products, entering into binding end-user agreements that: (i) shall be commercially reasonable (ii) shall adequately protect Seller’s rights as licensor, and (iii) shall contain any provisions required by Seller’s third party licensor(s) of Licensed Software subject to the conditions set forth in section C15.5 below. The license described in section C15.2 is also subject to reproducing for end-user customers all notices or additional terms and conditions required to be notified to the end-users that Seller provides or incorporates into any documentation, including but not limited to, the user manuals prepared in connection with its marketing and distribution of the Acquired Products, provided, however, that Buyer shall have a reasonable period of time after receipt of any such Seller-provided notices or additional terms and conditions to ensure reproduction of such notices or additional terms. The parties shall consult each other as necessary with respect to the terms of Buyer’s end user licenses to ensure that Buyer’s end user license conforms to conditions of the applicable license grant set forth in this section C15 and in any PSA and PSLA. With respect to those modules of such software designed to be used to diagnose hardware and/or software malfunctions (“Diagnostic Software”) in the Acquired Products, Buyer may only sublicense those modules of Diagnostic Software (i) that the parties agree are necessary for a commercially reasonable level of service to be provided for the hardware component of the Acquired Products and (ii) to self-service end-users. The parties agree that any translation or other localization of the Licensed Software and Documentation thereof permitted hereunder constitute a derivative work that does not reflect or contain significant added value and will be owned by Seller pursuant to section B13 of the 2006 TA.

C15.4	Seller/Buyer Software

C15.4.1	Unless otherwise agreed in writing by authorized personnel of both parties, Buyer and Seller shall not have rights to use Licensed Software disclosed by the other for its own products or to disclose or license to third parties such Licensed Software in source or object code form except as may be provided under the terms of the 2006TA, including, without limitation, section D3 of the 2006TA.

C15.4.2	Gatekeeper Process. The FX/XC Gatekeeper process in accordance with the 2006TA must be completed prior to disclosure of any source code.

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C15.5	Third Party Software

C15.5.1	With respect to Licensed Software that is to be distributed pursuant to this MPA and that is proprietary to a person other than Seller (“Third Party Licensor”), Seller will use commercially reasonable efforts to obtain a license for Buyer that enables Buyer to exercise the rights granted hereunder to distribute such third-party proprietary software components (“Third Party Software”) in the Territory (if FX is the Buyer) or outside the Territory (if XC is the Buyer) or, if Seller cannot do so, Seller will use commercially reasonable efforts to provide Buyer with a commercially reasonable alternative or use commercially reasonable efforts to assist Buyer in obtaining the appropriate license.

C15.5.2	Buyer’s right to sublicense Third Party Software shall be exercisable only in the terms and conditions set forth in the respective original license agreement between the Seller and such Third Party Licensor.

C15.5.3	Third Party Licensor Requirements. Upon receipt of written notice from the other party, each party shall comply with the required provisions and limitations imposed by applicable Third Party Licensor.

C15.6	Royalty Payments and Avoidance of Double Payments to the Third Party Licensors

C15.6.1	Third Party Royalties. Except as provided in this subsection or as otherwise agreed in writing by authorized personnel of both parties, Seller shall pay any applicable royalties to third parties (“Third Party Royalties” or “TPR”) and such TPR paid by Seller shall be recognized as a portion of Seller’s cost of a Production Unit. The TPR may be separately identified in a price list of the relevant PSA for the applicable Third Party Software. Such Seller-paid TPR shall be paid in accordance with the terms stipulated in section C15.7 below.

C15.6.2	TPR Payment by the Buyer. Where the Buyer has contract provisions with the Third Party Licensor to allow direct payment of royalties and similar software fees by the Buyer, the parties may agree that the Buyer is the party that will pay applicable TPR. Seller shall not unreasonably withhold its agreement to such an arrangement if Buyer’s aggregated cost can be lowered by such arrangement. It is believed that as of the Effective Date of this MPA, XC, as Buyer, has such an arrangement with Nuance, and both XC and FX, as Buyer have such an arrangement with Adobe.

C15.6.3	Avoidance of Double Payment. During development phase of a project such as during TTM3.2 or when the transfer prices of the Production Units are negotiated, whichever is earlier, the parties shall share with each other such information as necessary in order to prevent double payment by the parties of TPR to the Third Party Licensor on the same Third Party Software applicable to a unit of Acquired Product where such double payments can be avoided pursuant to the terms of the applicable Third Party License agreement.

C15.6.4	In the event that the Buyer pays TPR to Third Party Licensors, and where the transfer price of the applicable Production Unit is determined pursuant to the TP Framework, the parties may agree that such TPR is considered to be among the items to be removed from the SASP as stipulated in the Exhibit 3 of TP Framework, provided however that such arrangement shall be clearly specified in the relevant TP Letter. Other arrangements for reduction of the transfer price for Buyer-paid TPR may be agreed between the parties in relation to transfer prices for Acquired Product not subject to the TP Framework if and when such circumstances arise.

C15.6.5	For programs governed by the terms of Exhibit III of the MPA, each PSLA will provide a list of such Third Party Software for which royalties are paid by either Seller or Buyer in the form of an appendix, and such appendix will specify that Seller shall pay all such royalties unless Buyer is specifically identified as the party with responsibility for payment of such royalties.

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Master Program Agreement	XC/FX Confidential
Signature Version	Controlled Distribution

C15.7	Royalty Reports, Payment and Audits

C15.7.1	TPR Reporting and Payment Process. In the event the TPR is paid by the Seller but is not included in the cost of the Production Units, the parties shall agree on the specific procedures for royalty reporting and payment in the relevant Exhibit I-III or the PSA or any other agreement duly executed between the parties.

C15.7.2	Payment Terms and Tax. In such event as specified in section C15.7.1 above, then the payment to Seller for the TPR shall be made in accordance with the terms and conditions specified in section C4.2 entitled “Payment Terms”. Any withholding tax lawfully levied by applicable tax authorities with regard to royalties paid to third parties shall be made in accordance with the terms and conditions specified in section A14.6 entitled “Responsibility for Taxes related to Royalties”.

C15.7.3	Royalty Report for Configuration Changes. Where:

(i)	third party software agreements of Seller provide for different royalty amounts for different system speed configuration; or

(ii)	where PSAs provide that different transfer prices will be charged based upon different configurations of speed, options, or other changes, and where Buyer implements the selected configuration,

then Buyer and Seller will agree upon procedures for Buyer to report to Seller the number and selection of the various configurations such that proper royalty amounts may be paid to third party vendors and/or proper transfer price amounts will be paid to Seller. Specific provisions related to reports for royalty computations are provided in Exhibit I of the MPA.

C15.7.4	Royalty Report and Payment for XC’s FreeFlow Print Servers (FFPS) related Royalties. The parties have agreed, as of the Effective Date, on the terms and conditions of the royalty reporting and payment for FFPS related TPR and software license fee for Licensed Software that is proprietary to XC, as stipulated in the SLF Payment Agreement as defined in section C2.11.

C15.7.5	Audits. Not more than once per any twelve (12) month period, upon reasonable but not less than forty-five (45) days prior written notice, Seller may, at its expense and solely through an independent auditor reasonably acceptable to Buyer, audit Buyer’s books and records to determine whether the prescribed report complies with the terms and conditions set forth in this section. Any such audit shall be conducted at a mutually agreed location and shall not unreasonably interfere with Buyer’s business activities. Buyer’s books and records that such independent auditor has access to during the audit, along with any other information necessary to verify Buyer’s reports specified in the relevant Exhibit or PSA, will be considered confidential information and such independent auditor shall not disclose to Seller any information other than information relating to the computation and accuracy of Buyer’s reports.

C15.8	Software Technical Support

Unless otherwise agreed in writing, Buyer shall provide first and second-level technical support and the Seller shall provide the third-level technical support for the Licensed Software licensed to the Buyer from the Seller as part of or in conjunction with the Acquired Product in the Territory (if FX is the Buyer) or outside the Territory (if XC is the Buyer). Buyer shall provide third level support for the Buyer Components. XC’s SPAR process and FX’s internal process comparable to the XC SPAR process shall each be referred to as a “Software Maintenance Process”. For

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Master Program Agreement	XC/FX Confidential
Signature Version	Controlled Distribution

Licensed Software, Seller shall provide, or cause a Third Party Licensor to provide, third level support in accordance with the then current Software Maintenance Process. Third level support is limited to corrections of coding errors and bug fixes designed to maintain compliance with product specification and/or applicable user documentation and excludes any upgrades that extend the life or enhance the functionality of the software. Licensed Software problems will be communicated and statused via email. Seller will use reasonable efforts to correct coding errors. Buyer acknowledges that such efforts may include equipment analysis and extended downtime. Some Licensed Software problems may be deferred after discussions between the parties due to fix complexity (software regressions) and/or other business reasons related to the time and/or cost of making the fix when compared to the benefits to be achieved by the fix. Seller shall provide or cause to be provided not less than third level support for all Licensed Software embodied in (or distributed by Seller in conjunction with) Acquired Products for a period lasting after Buyer’s last order for the applicable Mass Production unit until at least the number of months specified in the applicable PSA for such support; provided, however, that if support fees must be paid by Buyer, then such period of support as specified in the applicable PSA may be shortened if applicable support fees are not paid.

C15.9	Licensed Software Warranties

C15.9.1	Representations. The provisions of the Warranty Agreement shall not apply for Licensed Software.

C15.9.1(a)	The Licensed Software will materially conform to its user and service documentation in effect as of the date the applicable Acquired Products is delivered to Buyer.

C15.9.1(b)	Viruses or Destructive Code. No software provided by Seller in or as an Acquired Product shall contain any malicious code, program, or subroutine, including without limitation, disabling code, computer viruses and spyware code, that could damage, disable, destroy, or alter software, firmware, or hardware, or could provide unauthorized access or reveal any data or other information accessed through or processed by the software without Buyer’s (or, if applicable, the end user’s) consent.

C15.9.1(c)	Seller does not warrant that the Licensed Software will be free from errors or that its operation will be uninterrupted.

C15.10	Licensed Software Warranty Remedies

Seller will use its Software Maintenance Process (as referenced in section C15.8 above) for remedies in response to software warranty issues. In the event that Licensed Software comprises firmware (non-re-programmable computer chips), then, in addition to remedies as set forth in the applicable Software Maintenance Process, defects in the hardware portion of such Embedded Software that comprises firmware shall be deemed defects subject to the remedies set forth in the Warranty Agreement below if the following conditions are met:

C15.10.1	the defects in the hardware portion of such Embedded Software comprising firmware are classified as Software Maintenance Process Priority 1-3 (Critical –Major) defects; and

C15.10.2	such defects are not adequately resolved through software or other workarounds within the time periods specified in the Software Maintenance Process (including any extensions of time as applicable).

The procedures set forth in subsections 4.1(a)(i)-(iii) of the Warranty Agreement shall be deemed satisfied pursuant to procedures of the Software Maintenance Process.

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Master Program Agreement	XC/FX Confidential
Signature Version	Controlled Distribution

C16.	Terms and Conditions to be applied to purchase orders for Production Units issued prior to executing PSA-P

C16.1	Should purchase orders be issued for Production Units prior to executing the applicable PSA-P, the applicable terms and conditions of Part A and Part C of the MPA shall govern and apply to such purchase orders. Once the applicable PSA-P is executed, the PSA-P shall supersede purchase orders in all respects.

C16.2	Purchase Order Prices. Seller shall sell to Buyer the goods or services shown on a purchase order at the prices specified. Such prices are firm for the delivery period shown and are exclusive of taxes, freight and insurance. If charges for taxes, freight and insurance are applicable, they shall be separately stated on Seller’s invoice, except otherwise agreed by the parties.

C16.3	Packaging. Unless specified on the purchase order, no additional charge shall be made by Seller for packaging, marking, or storage. Unless otherwise agreed by the parties, all goods shall be packaged, marked, and otherwise prepared in accordance with good commercial practices, mutually agreed specifications, or applicable government regulations required for Prototypes and Preproduction Units. Seller shall be responsible for any loss or damage due to its failure to properly package, or pack the goods.

C16.4	Contents of Purchase Orders issued pursuant to this section C16. Section A3.3.1 provides a list of information to be included in relevant purchase orders.

C17.	Terms and Termination of a PSA-P

C17.1	Terms

Each PSA-P shall be effective as of its Effective Date set forth in the PSA-P and, unless earlier terminated in accordance with the provisions of this MPA or the PSA-P, shall continue in full force and effect for the term specified in the applicable PSA-P. If no such term is specified, the term shall be 3 years. A PSA-P shall be automatically renewed for one (1) year and thereafter from year to year, unless either of the parties gives the other party at least six (6) months prior written notice to terminate the PSA-P before the expiration of the initial or any renewed term of the PSA-P. If either party gives such prior written notice, the PSA-P shall terminate on the initial or, as the case may be, duly renewed expiration date hereof. Notwithstanding the above, the maximum period in which a PSA-P shall remain in effect shall be ten (10) years from the Effective Date unless the parties agree otherwise in writing or unless Production Units covered by a PSA-P continue to be purchased by Buyer from Seller at the end of such ten (10) year period.

C17.2	Termination for Cause. A PSA-P may be cancelled or terminated under any of the following conditions:

(i)	sixty (60) days after receipt of a written notice specifying a default under any material provision of the applicable PSA-P, which failure remains uncorrected during the sixty (60) day notice period; provided, however, that this provision shall not apply: (i) to unresolved SPAR-type actions providing that Seller has undertaken good faith efforts pursuant to the relevant SPAR process (which may be specified in the PSA-P); or (ii) if such material breach is curable and commercially reasonable efforts to promptly cure such material breach are in good faith commenced within thirty (30) days of delivery of such written notice.

(ii)

immediately upon written notice if the other party: (i) becomes insolvent, makes a general assignment for the benefit of creditors, goes into liquidation or receivership, ceases or threatens to cease to carry on business or disposes of the whole or any substantial part of its assets; or (ii) implements or undergoes any substantial change in the composition of Board of Directors and/or management which gives the other party a

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Signature Version	Controlled Distribution

reasonable basis to believe that the benefits that it expected to derive from this MPA are in substantial jeopardy; or (iii) commits a material breach that, by its nature, is not curable. The occurrences specified in clauses (i) and (ii) above shall not be deemed to be a material breach of a PSA-P by the terminated party (i.e., the party that is insolvent, etc.) and, in such case, termination of the applicable PSA-P shall be the terminating party’s sole remedy unless the terminated party knowingly and willfully engaged in the activities described in such clauses (i) and (ii) for the purpose of avoiding its obligations under this MPA or the applicable PSA-Ps.

C17.3	Effect of Termination

C17.3.1	In the event of termination of a PSA-P for any reason whatsoever, each party may retain Technical Information and other materials and information to which it is entitled under the 2006TA. Exclusive Tooling and other tangible items belonging to the other party shall promptly be delivered to the other party unless an authorized representative of the owning party agrees that such items shall be retained or destroyed. Except as provided in the 2006TA or in applicable license agreements, copyrightable items, including derivative works, shall be used and controlled in accordance with the copyrights of the respective parties, and in the event the possessing party does not have rights in such copyrightable items, such items shall be promptly returned to the owning party or identified to the owning party and certified as destroyed and removed from files or memory devices of the possessing party. Except as provided above, Confidential Information of the other party, including duplicates, summaries, and items incorporating confidential information of the other party, shall be promptly returned to the other party or certified as destroyed and removed from memory devices of the receiving party. For items not otherwise described above in this subsection C17.3.1, each party shall return to the other party items belonging to the other party that are not necessary for the support of customers or for other continuing operations and obligations, including those obligations set forth in subsection C17.3.3 below.

C17.3.2	Remedies. In the event of cancellation or termination of a PSA-P pursuant to the provisions of C17.2(ii) above, the non-defaulting party’s remedies shall be as follows: (i) reimbursement by the defaulting party for direct damages incurred by the non-defaulting party as a result of the termination or cancellation, and (ii) except as may be limited by the 2006TA or as limited to the direct damages as set forth in the preceding clause (i), the termination or cancellation shall be without prejudice to any other equitable or other remedies to which either party may be legally entitled.

C17.3.3	Continuing Obligations. In the event of termination or cancellation pursuant to C17.2 above:

The non-terminating party shall continue to be obligated to use commercially reasonable efforts to mitigate any hardship and adverse effects that the terminating party may incur as a result of the termination or cancellation.

If the terminating party is the Buyer, the terminating party will be permitted to place a last order for Production Units, including, without limitation, Spare Parts and Consumables, and the terminated party shall make commercially reasonable efforts to fulfill such last order.

C17.3.4	Customer Support. In the event of termination or cancellation for any reason, both parties shall be obligated to use commercially reasonable efforts to support the customer base for the affected Production Units, including, without limitation, the requirements for Spare Parts and Consumables in C7.2 above and software support specified in C15.8 Software Technical Support above.

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Master Program Agreement	XC/FX Confidential
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C17.3.5	Licenses of Licensed Software to customers of Production Units shall remain in effect notwithstanding termination or cancellation of the applicable PSA-P pursuant to which customers acquired such Production Units.

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Master Program Agreement	XC/FX Confidential
Signature Version	Controlled Distribution

IN WITNESS WHEREOF, the parties hereto have caused this MPA to be executed by their duly authorized representatives as of the Effective Date set forth above.

Xerox Corporation	Fuji Xerox Co., Ltd.

By: /s/ Russell Peacock	By: /s/ Hitoshi Fujiwara
Name: Russell Peacock	Name: Hitoshi Fujiwara
Title: Corporate Vice President	Title: Executive Vice President and Director
Date: September 9, 2013	Date: August 20, 2013

The end of this document.

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